EXHIBIT 10.10

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

by and between

HMSREG, LLC,
an Ohio limited liability company
and
CSL HILLMEADOWS, LTD.,
an Ohio limited liability company

(together, “Seller”)

as Owner(s) of 100% of the Membership Interests in

HILLIARD MEADOWS APARTMENTS, LLC,
an Ohio limited liability company

(“Property Owner”)

and

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

(“Buyer”)

TABLE OF CONTENTS
Page No.

1.	PURCHASE AND SALE. 1

1.1	Property 1

1.2	No Warranty 2

2.	PURCHASE PRICE. 3

3.	PAYMENT OF PURCHASE PRICE. 3

3.1	Deposit 3

3.2	Remainder of Purchase Price 3

3.3	Buyer Default; Liquidated Damages 4

3.4	Seller Default; Specific Performance 4

4.	ESCROW INSTRUCTIONS. 5

4.1	Opening of Escrow 5

4.2	Conditions to Close 5

4.3	Recordation and Transfer 6

5.	CLOSING. 6

5.1	Generally 6

5.2	Extension Option 7

6.	BUYER’S REVIEW. 7

6.1	Delivery of Documents 7

6.2	Access 8

6.3	Title and Survey. 8

6.4	Buyer’s Due Diligence 9

6.5	Buyer’s Termination Right 10

6.6	Contracts 10

7.	REPRESENTATIONS AND WARRANTIES. 10

7.1	Seller’s Representations and Warranties 10

7.2	Buyer’s Representations and Warranties 16

8.	COVENANTS. 17

8.1	Seller 17

8.2	Buyer 20

9.	ADJUSTMENTS AND PRORATIONS. 21

9.1	Generally 21

9.2	Rental Income 21

9.3	Proration Period 22

9.4	Rent Ready 22

10.	CLOSING DOCUMENTS. 22

10.1	Seller’s Deliveries 22

10.2	Buyer’s Deliveries 23

10.3	Other Closing Documents 23

10.4	Closing Documents 24

i

11.	COSTS 24

12.	CASUALTY OR CONDEMNATION 24

13.	ATTORNEYS’ FEES 25

14.	ASSIGNMENT 25

15.	WAIVER 25

16.	GOVERNING LAW 25

17.	NOTICES 25

18.	ENTIRE AGREEMENT 26

19.	COUNTERPARTS; COPIES 26

20.	AUTHORITY 26

21.	RECORD ACCESS AND RETENTION. 26

22.	CONTRACT CONSIDERATION 27

23.	JURY TRIAL WAIVER 27

24.	COUNSEL 28

25.	EQUAL PARTICIPATION 28

EXHIBITS

Exhibit “A”	Real Property Description
Exhibit “B”	Personal Property Description
Exhibit “C”	Due Diligence Documents
Exhibit “D”	Form of Assignment
Exhibit “E”	Intentionally omitted
Exhibit “F”	Intentionally omitted
Exhibit “G”	Form of Non-Foreign Certificate
Exhibit “H”	Form of Tenant Notice

SCHEDULES

Schedule 1	Leases
Schedule 2	Contracts
Schedule 3	Approvals
Schedule 4	Rent Roll
Schedule 5	Organizational Documents
Schedule 6	Statement of Liabilities

LIST OF DEFINED TERMS

Agreement	1

Approvals	2

Business Day	3

Buyer	1

Close of Escrow	6

Closing	6

Closing Date	6

Closing Documents	19

Contracts	2

Date of Closing	6

Deposit	3

Due Diligence Period	8

Environmental Laws	6

ERISA	12

Escrow	4

Escrow Holder	2

Executive Order	13

Extended Outside Closing Date	6

Extension Deposit	6

Extension Option	6

General Assignment	18

Hazardous Substances	6

Initial Deposit	2

Intangible Property	2

Leases	1

Lenders	12

New Title Matter	7

Objections	7

OFAC	13

Opening of Escrow	4

Outside Closing Date	6

Permitted Exceptions	8

Personal Property	1

Property	1

Purchase Price	2

Real Property	1

Release	6

Seller	1

Seller Deliveries	6

Seller’s Cure Period	7

Settlement Statement	5

Title Commitment	7

Title Objection Notice	7

Title Objection Period	7

Title Policy	19

v

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of the 8th day of August, 2012, by and between HMSREG, LLC, an Ohio limited liability company, and CSL HILLMEADOWS, LTD., an Ohio limited liability company (together, “Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:
RECITALS:
A.Seller is the owner of 100% of the membership interests (“Membership Interests”) in HILLIARD MEADOWS APARTMENTS, LLC, an Ohio limited liability company (“Property Owner”).
B.Property Owner is the fee simple owner of that certain land with a multifamily residential project commonly known as Hilliard Summit, consisting of 208 units situated thereon, located at 6357 Meadows Way, Hilliard, Ohio, 43026, and more particularly described in Exhibit “A” attached hereto, together with all structures, improvements, machinery, fixtures and equipment affixed or attached to the land (collectively referred to herein as the “Real Property”).
C.Seller desires to sell the Membership Interests and all rights pertaining thereto, along with certain related personal and intangible property, to Buyer, and Buyer desires to purchase such Membership Interests and related rights from Seller in accordance with the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto mutually agree as follows:
1.PURCHASE AND SALE.
1.1    Property. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, the Membership Interests and all rights, title and privileges of Seller relating thereto. The Membership Interests shall not include any claims that Property Owner or Buyer may have against Seller due to matters arising under the terms of the Organizational Documents (as hereinafter defined) or with respect to Property Owner or its property, assets or business prior to the Closing (the “Residual Claims”) it being understood and agreed that such Residual Claims shall remain an obligation of Seller; provided however, that in no event shall Residual Claims include claims by Buyer against Seller relating to the physical or environmental condition of the Property except to the extent such claims arise under this Agreement as a result of a breach of a representation or warranty by Seller, a default by Seller or an indemnification obligation of Seller, each as and to the extent expressly provided in this Agreement. After the Closing, Seller will have no right, title or interest in Property Owner or any of its assets or property (including, without limitation, the Property, as hereinafter defined). Property Owner is the owner of the following (collectively, the “Property”):

1.1.1    The Real Property;
1.1.2    All easements, licenses, interests, rights, privileges, tenements, hereditaments and appurtenances on or in anywise appertaining to the Real Property;
1.1.3    All equipment, tools, machinery, materials, furniture, furnishings, supplies and other tangible personal property owned by Property Owner and located on or used in connection with or arising out of the ownership, management or operation of the Real Property as of the date hereof, as more particularly described in Exhibit “B” attached hereto (collectively, “Personal Property”);
1.1.4    All leases and occupancy agreements relating to the Property in effect on the Date of Closing (as hereinafter defined), including all amendments thereto (collectively, “Leases”) (the Leases in effect on the date of this Agreement are identified on Schedule 1 attached hereto);
1.1.5    Subject to Section 6.6 below, all service, maintenance, supply or other contracts relating to the operation of the Property in effect as of the date hereof (including without limitation all warranties and license agreements), which are identified on Schedule 2 attached hereto (collectively, “Contracts”);
1.1.6    All licenses, permits, certificates of occupancy and governmental approvals relating to the Property, including without limitation those identified on Schedule 3 attached hereto (collectively, “Approvals”) and any plans, specifications, studies, reports or surveys relating to the Property; and
1.1.7    All entitlements and intangible personal property in connection with or arising out of the ownership of the Real Property, including, without limitation, all trade names and logos, and, unless otherwise expressly agreed to by Buyer, all web domains, websites, and internet addresses relating exclusively to the Real Property or Property Owner but excluding any names of unit types such as “classic”, “estate”, and “arbors”, and excluding all intellectual property that is also used on properties owned by affiliates of Seller (the “Intangible Property”).
1.2    No Warranty. Subject to the representations, warranties and covenants of Seller set forth in this Agreement, Seller is selling and Buyer is purchasing the Membership Interests “AS IS WHERE IS” with all faults.
2.    PURCHASE PRICE.
The total purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Membership Interests shall be TWENTY-FOUR MILLION ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($24,100,000.00), payable all in cash.
3.    PAYMENT OF PURCHASE PRICE.
The Purchase Price shall be paid as follows:

3.1    Deposit. As part of the Opening of Escrow (as defined below), Buyer shall deliver to HUMMEL TITLE AGENCY, INC. (“Escrow Holder”), which has an address of 2154 E. Main Street, Suite 301, Columbus, OH 43209, Attn. Murray Davis, the sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) (“Initial Deposit”) in immediately available funds as a good faith deposit. The Initial Deposit, the Extension Deposit (as hereinafter defined), if any, and all interest earned on any of the foregoing, shall be collectively referred to in this Agreement as the “Deposit”. At Buyer's discretion, Escrow Holder shall place the Deposit in one or more government insured interest-bearing accounts satisfactory to Seller and Buyer (which shall have no penalty for early withdrawal), and shall not commingle the Deposit with any funds of Escrow Holder or any other person or entity. All interest earned on the Deposit shall be included within the meaning of the term “Deposit” in this Agreement. If Closing occurs in accordance with this Agreement, the Deposit shall be applied against the Purchase Price. The Initial Deposit and all interest earned thereon shall be returned to Buyer within one (1) Business Day if (y) Buyer elects to terminate this Agreement in accordance with Section 6.5 below or (z) Escrow fails to close due to (i) Seller’s breach of this Agreement, (ii) the failure of a condition to close under Section 4.2 that is for the benefit of Buyer (for the avoidance of doubt, a failure of Buyer to deliver funds or instruments under Section 4.2.2, the existence of a matter described in Section 4.2.5 with respect to Buyer or a breach by Buyer under Section 4.2.4 would not constitute a failure of condition under Section 4.2 that is for the benefit of Buyer), or (iii) a casualty or condemnation event as described in Section 12 below occurs. In the event of a termination of this Agreement by either Seller or Buyer for any reason other than pursuant to Section 6.5, Escrow Holder is authorized to deliver the Deposit to the party hereto entitled to same pursuant to the terms hereof on or before the tenth (10th) Business Day following receipt by Escrow Holder and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Holder that it disputes the right of the other party to receive the Deposit. In such event, Escrow Holder may interplead the Deposit into a court of competent jurisdiction in the county in which the Deposit has been deposited. All attorneys’ fees and costs and Escrow Holder’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Deposit, or if the Deposit is distributed in part to both parties, then in the inverse proportion of such distribution. As used in this Agreement, “Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in the State of California.
3.2    Remainder of Purchase Price. On or before the Closing Date, Buyer shall deposit into Escrow immediately available funds in an amount which, when added to the Deposit, will equal the Purchase Price plus any additional amounts necessary to cover costs and/or prorations under this Agreement.
3.3    Buyer Default; Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE MEMBERSHIP INTERESTS IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT (AFTER WRITTEN NOTICE AND A REASONABLE OPPORTUNITY TO CURE), THE DEPOSIT SHALL BE PAID TO SELLER UPON TERMINATION OF THIS AGREEMENT AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE

REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE MEMBERSHIP INTERESTS.
SELLER’S INITIALS:

GLS
        BUYER’S INITIALS:

AMDR
SELLER’S INITIALS:

CRR
        BUYER’S INITIALS:

AMDR

3.4    Seller Default; Specific Performance. If Seller is in default hereunder (including without limitation as a result of a breach of any representation or warranty of Seller expressly provided in this Agreement), Buyer may, as its sole and exclusive remedy, elect to either (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Deposit and any and all actual, documented, out-of-pocket costs incurred by Buyer in connection with its negotiation of this Agreement, examinations, inspections and/or investigations of the Membership Interest and the Property, or any proposed financing of the proposed purchase of the Membership Interests to date up to (but not exceeding) $200,000.00 plus, if said default occurs after the date on which the Buyer has deposited any "commitment deposit" or "rate lock deposit" or similar non-refundable deposit with any lender in connection with the Property or the Membership Interests (provided that Buyer shall have given Seller not less than two (2) Business Days prior written notice of such commitment deposit or rate lock deposit and provided further that such commitment deposit or rate lock deposit is made no earlier than five (5) Business Days prior to the Closing Date), the amount of such deposit (which obligation shall survive any termination of this Agreement and Buyer shall be entitled to exercise any and all remedies at law or in equity to enforce), or (b) assert and seek judgment for specific performance to consummate the sale of the Membership Interests hereunder, or (c) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price. Except as otherwise provided in the immediately preceding sentence or in Section 13 below, Buyer expressly waives its rights to seek any damages in the event of Seller’s default hereunder. Notwithstanding anything herein to the contrary, Buyer shall be deemed to have elected to terminate this Agreement if Buyer fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten (10) Business Days following the Outside Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within two months following the Outside Closing Date. Buyer’s remedies shall be limited to those described in this Section 3.4 and Section 13. Notwithstanding anything in this Section 3.4 to the contrary, Seller shall not be liable to Buyer for Buyer's costs under subsection (a) hereof or for the amounts or Buyer's costs set forth in immediately preceding sentence as a result of (x) an Immaterial Disclosure Omission (as defined in Section 6.1), (y) an immaterial breach of a representation or warranty, or (z) an immaterial breach of a covenant under this Agreement (including under Section 21), if such failure or breach was unintentional and such document, representation and warranty or covenant would not have been material to a commercially reasonable public REIT purchaser in a similar transaction.

4.    ESCROW INSTRUCTIONS.
4.1    Opening of Escrow. Within three (3) Business Days after the mutual execution of this Agreement by Seller and Buyer, the parties shall open an escrow (“Escrow”) with Escrow Holder in order to consummate the purchase and sale in accordance with the terms and provisions hereof by (i) Buyer delivering to Escrow Holder the Initial Deposit and (ii) Buyer and Seller delivering to Escrow Holder their respective executed counterparts of this Agreement (collectively, the “Opening of Escrow”). Escrow Holder shall deliver written confirmation of the date of the Opening of Escrow to the parties in the manner set forth in Section 17 of this Agreement. This Agreement shall be countersigned by Escrow Holder and the provisions hereof shall constitute joint primary escrow instructions to Escrow Holder; provided, however, that the parties shall execute such additional instructions as requested by Escrow Holder not inconsistent with the provisions hereof.
4.2    Conditions to Close. Escrow shall not close unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:
4.2.1    Intentionally omitted.
4.2.2    All funds and instruments described in Sections 3 and 10 have been delivered to Escrow Holder and Seller and Buyer have approved, executed and delivered a settlement statement reflecting the Purchase Price, all prorations, and all closing costs as required under this Agreement (the “Settlement Statement”).
4.2.3    The title department of Leadership Title Company, LLC ("Title Company") shall have irrevocably committed to Buyer in writing to issue an ALTA extended owner’s policy of title insurance from First American Title Insurance Company, in form and content approved by Buyer before the end of the Due Diligence Period, and to the extent of any changes to such approved form made by Title Company from and after the end of the Due Diligence Period until Closing, subject to Buyer's approval of such subsequent changes in its commercially reasonable discretion, insuring Buyer’s fee simple title to the Real Property in an amount equal to the Purchase Price subject only to the Permitted Exceptions.
4.2.4    Seller and Buyer shall each have materially performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by such party prior to, or as of, the Closing.
4.2.5    The representations and warranties of Seller and Buyer contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date, except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date.
4.2.6    There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Agreement.
4.2.7    The stabilized physical occupancy of the Property shall average 85% (or 177 occupied units) or greater for the past 90 days of occupancy with rents under any Leases executed or extended from and after the date hereof being not less than the current rents on the rent roll set forth on Schedule 4 attached hereto and with no free rent periods or other economic concessions during the past 90 day period.
4.3    Recordation and Transfer. Upon satisfaction of the conditions set forth in Section 4.2 above, Escrow Holder shall transfer the Membership Interests as follows:
4.3.1    Intentionally omitted;
4.3.2    Deliver to the parties entitled thereto the Closing Documents (as hereinafter defined); and
4.3.3    Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Membership Interests (subject to applicable prorations) to Seller or, for closing costs, to the party entitled thereto, all as set forth in the Settlement Statement.
5.    CLOSING.
5.1    Generally. Escrow shall close upon the delivery and acceptance of the Assignment in accordance with the provisions of this Agreement (“Date of Closing“, “Closing Date“, “Closing“ or “Close of Escrow”). The Close of Escrow shall occur on a date selected by Buyer, subject to the reasonable approval of Seller, but in no event later than the date that is ninety (90) days after the date of Opening of Escrow (“Outside Closing Date”) at the office of Escrow Holder (or such other location as may be mutually agreed upon by Seller and Buyer), unless otherwise extended (i) by operation of Sections 6.3, 12 or 21 below, (ii) by Buyer pursuant to Section 5.2 below, or (iii) by written agreement between Buyer and Seller. Notwithstanding anything herein to the contrary, the Closing will occur, if at all, on or before December 30, 2012 and neither party will have the right to extend the Date of Closing beyond such date.
5.2    Extension Option. Notwithstanding Section 5.1 above, Buyer shall have the option (“Extension Option”) to extend the Outside Closing Date for an additional thirty (30) days (“Extended Outside Closing Date”), in Buyer’s sole and absolute discretion, by providing written notice to Seller of such election prior to the Outside Closing Date and depositing with Escrow Holder an additional sum of ONE HUNDRED THOUSAND and 00/100 DOLLARS ($100,000.00) (“Extension Deposit”) in immediately available funds on or prior to the Outside Closing Date, which Extension Deposit (and any interest thereon) shall be non-refundable except as provided in subsections (z)(i) and (iii) of the sixth sentence of Section 3.1 and subsection (z)(ii) of said sixth sentence only as it relates to a Seller default or as it relates to Section 4.2.3 (it being expressly understood and agreed that any failure of the condition set forth in Section 4.2.7 that occurs after the exercise of the Extension Option is hereby deemed waived by Buyer). For the avoidance of doubt, the parties hereby acknowledge that this Agreement provides circumstances under which the Initial Deposit and interest thereon are refundable to Buyer and, at the same time, the Extension Deposit and interest thereon are payable to Seller.
6.    BUYER’S REVIEW.
6.1    Delivery of Documents. Within five (5) Business Days after the Opening of Escrow, Seller shall, at the sole expense of Seller, deliver to Buyer or, solely with respect to the items that are difficult or costly to copy (due to size or volume), make available to Buyer at the Property, copies (which may be in electronic format) of all documents pertaining to the Membership Interests and the Property that have been prepared by, for or at the request of Seller or are in the possession or control of, or are reasonably available to (without Seller or Property Owner having to create, produce or otherwise obtain any information that does not currently exist), Seller, including, without limitation, the documents listed on Exhibit “C” attached hereto and all organizational documents of Property Owner, including without limitation any operating agreement, articles of organization, membership certificates or other similar documents, all of which are described on Schedule 5 attached hereto (collectively, the “Organizational Documents”, and collectively with the documents listed on Exhibit C, the “Seller Deliveries”). Seller hereby acknowledges and agrees that the following are in the possession of or control of, or are reasonably available to, Seller and will be provided as required in the previous sentence: monthly operating statements (year-to-date and 1-year historical); year-end financial statements (past 1 year); general ledger (year-to-date and 1-year historical); and copies of all Leases. Notwithstanding anything to the contrary in this Section 6.1, Section 21.1 or Section 21.2, or on Exhibit “C”, any requirement for delivery of item for a period longer than Property Owner has been in existence instead shall be deemed to require delivery of such item for the lesser of said period or the period of Property Owner's existence. In the event Seller unintentionally fails to deliver to Buyer any of the Seller Deliveries as provided herein and such Seller Deliveries would not have been material to a commercially reasonable public REIT purchaser in a similar transaction (an "Immaterial Disclosure Omission"), Buyer’s sole and exclusive remedy will be to either (a) terminate this Agreement and receive a refund of the Deposit if and only if Buyer discovers said failure prior to the expiration of the Due Diligence Period (as hereinafter defined) or (b) waive said failure and proceed to Closing without any reduction in the Purchase Price (whether Buyer discovers said failure before or after the expiration of the Due Diligence Period); it being understood and agreed that if such Immaterial Disclosure Omission is discovered after Closing, Seller shall have no indemnification obligation under Section 8.1.5(ii) with respect thereto.
As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Hazardous Substance Account Act. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.
6.2    Access. Commencing upon the execution of this Agreement by Buyer and Seller, Seller shall allow (or cause to be allowed) Buyer or Buyer’s agents, employees, contractors, lenders or representatives access to the Property for purposes of any non-intrusive physical or environmental test, study or inspection of the Property and, to the extent copies are not provided to Buyer by Seller pursuant to Section 6.1, review and copying of Seller’s books and records relating to the Membership Interests and the Property and any of the documents described in Section 6.1 above. Buyer shall also be permitted to review such other matters necessary in the discretion of Buyer to evaluate and analyze the feasibility of the Membership Interests and the Property for Buyer’s intended use thereof (provided, however that Buyer's right to review such other matters shall not be deemed to increase Seller's obligation to provide documents as required under Section 6.1, Section 21.1 or Section 21.1, or access as required under this Section 6.2). Buyer shall not conduct or authorize any physically intrusive testing of, on, or under the Property without first obtaining Seller’s consent as to the timing and scope of work to be performed, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to any entry onto the Property for purposes of inspection or testing (as opposed to solely for review of materials provided under Section 6.1 above), Buyer shall provide Seller with evidence that Buyer maintains liability insurance with coverage in an amount not less than $2,000,000 and that each of Seller and Property Owner has been named as an additional insured under such insurance.
Seller hereby acknowledges and agrees that Buyer or Buyer’s representatives may communicate with any governmental authority or quasi-governmental authority for the purpose of gathering information in connection with the Membership Interests, the Property or the Seller, or the transaction contemplated by this Agreement. Buyer agrees that, until Closing occurs, all of Seller’s Deliveries will be kept confidential by Buyer and its affiliates except for Permitted Disclosures (as hereinafter defined); provided that Buyer and its affiliates may disclose information from Seller’s Deliveries to their respective employees, agents, representatives, accountants, attorneys, consultants or contractors in connection with its evaluation of the Property and Membership Interest and to any bank or lending institution (or underwriter or servicer therefor) that Buyer requests to provide financing for the Property or the Membership Interests, so long as Buyer informs the person to whom the disclosure is made of the confidential nature of such information and of Buyer's obligations in that respect under this Agreement and directs the person to whom the disclosure is made to treat such information confidentially and not to disclose such information to any person other than as authorized by this Section 6.2. Seller hereby expressly recognizes the need to disclose, and agrees to the disclosure of, certain aspects of this transaction to Buyer's (or Buyer's affiliate's) employees, agents, representatives, accountants, attorneys, consultants or contractors in connection with its evaluation of the Property and Membership Interest and to any bank or other lending institution (or underwriter or servicer therefor) that Buyer requests to provide financing for the Property or the Membership Interests. Buyer is not responsible for the actions of third parties as to the disclosure of confidential information, except with respect to its obligation in this paragraph to inform such persons of the confidentiality of such information. Except as provided in the preceding sentences of this paragraph, the existence and contents of this Agreement and the negotiations of parties with respect to the possible sale and purchase of the Membership Interests shall be kept confidential and shall not be disclosed to any third parties without the consent of both parties hereto, except for any disclosure (i) that may be required by law to be made to any applicable governmental or quasi-governmental authorities or any other person or entity, or (ii) of information otherwise in the public domain (the "Permitted Disclosures"). From and after Closing, either party may issue a press release describing the transaction, provided that neither of Seller or Buyer may include the identity of the other party in such press release unless such press release is approved in writing in advance by the other party.
6.3    Title and Survey.
6.3.1    Within five (5) Business Days after the Opening of Escrow (or such longer period as may be reasonably necessary provided Seller has promptly requested such Title Commitment and is diligently attempting to timely obtain it), Seller shall cause Title Company to issue to Buyer a current commitment for an owner’s policy of title insurance in the amount of the Purchase Price on an ALTA 2006 form (“Title Commitment”) together with copies of all documents of record reflected therein as exceptions to title at Seller’s sole cost and expense (as provided in Section 11 below). Buyer shall have thirty (30) days following its receipt of the Title Commitment (“Title Objection Period”) in which to notify Seller in writing of any objections Buyer has, in Buyer’s sole and absolute discretion, to any matters shown on the Title Commitment (“Title Objection Notice”). All objections raised by Buyer in the manner herein provided are hereafter called “Objections.” Subject to the limitations set forth in the penultimate sentence of this Section 6.3.1, Seller may elect, but will not be obligated, to remedy or remove all Objections (or agree irrevocably in writing to remedy or remove all such Objections at or prior to Closing) within fifteen (15) days following Seller’s receipt of the Title Objection Notice (“Seller’s Cure Period”). In the event Seller is unable to remedy or cause the removal of any Objections (or agree irrevocably to do so at or prior to Closing) within Seller’s Cure Period, then Buyer, within ten (10) days after the expiration of Seller’s Cure Period, shall deliver to Seller written notice electing, in Buyer’s sole and absolute discretion, to either (i) terminate this Agreement, or (ii) unconditionally waive any such Objections, failing which Buyer shall conclusively be deemed to have elected (i) above. Any new title or survey information received by Seller or Buyer after the expiration of the Title Objection Period or Seller’s Cure Period, as applicable, from a supplemental title report, survey or other source which is not the result of the acts or omissions of Buyer or its agents, contractors or invitees (each, a “New Title Matter”) shall be subject to the same procedure provided in this Section 6.3 (and the Date of Closing shall be extended commensurately if the Closing would have occurred but for those procedures being implemented for a New Title Matter), except that the Buyer’s Title Objection

Period and Seller’s Cure Period for any New Title Matters shall be five (5) Business Days each. Close of Escrow shall be delayed as needed to accommodate such additional time periods. Seller hereby agrees to remove at or prior to Closing (i) financing liens of an ascertainable amount created by, under or through Seller or Property Owner, such that Seller shall deliver the Membership Interests and the Property free and clear of any such financing liens, and (ii) any exceptions or encumbrances to title which are voluntarily created by, under or through Seller or Property Owner after the date hereof without Buyer’s consent. The term “Permitted Exceptions” shall mean: the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that Title Company is not permitted to remove; other exceptions to which Buyer has not raised an Objection as provided herein or has subsequently waived such Objection in writing and that Seller is not required to remove as provided above; items shown on the Survey which have not been removed as of the end of the Due Diligence Period; real estate taxes not yet due and payable; and rights of tenants (as tenants only) under the Leases.
6.3.2    Within five (5) Business Days after the Opening of Escrow, Seller shall provide Buyer with a copy of any existing survey of the Property in Seller’s possession or control. Buyer, at its sole cost and expense, may elect to obtain a new survey or revise, modify, or re-certify an existing survey of the Property as necessary in order for the title department of Title Company to delete the survey exception from title or to otherwise satisfy Buyer’s objectives.
6.4    Buyer’s Due Diligence. Subject to Section 21 below, Buyer shall have twenty-five (25) Business Days from and after the later to occur of (i) the Opening of Escrow and (ii) the date of delivery by Seller to Buyer of the Seller's Deliveries, the Title Commitment and related recorded exception documents, and any existing survey (“Due Diligence Period”) to evaluate and analyze the feasibility of the Membership Interests and the Property for Buyer’s intended use thereof, including, without limitation, the zoning of the Property, the physical, environmental and geotechnical condition of the Property and the economic feasibility of owning the Membership Interests and operating the Property. If, during the Due Diligence Period, Buyer determines that the Membership Interests or the Property are not acceptable for any reason whatsoever in Buyer’s sole and absolute discretion, Buyer shall have the right, by giving written notice to Seller on or before the last day of the Due Diligence Period, to terminate this Agreement. Buyer agrees to indemnify and hold Seller harmless and defend Seller from and against any claims, liabilities, liens, cause of action, expenses, costs, or damages (including reasonable attorneys’ fees and personal injury claims) resulting from the inspection of the Property prior to the Closing Date by Buyer or Buyer’s contractors, employees, representatives, or agents; provided, however, that Buyer shall not be responsible for any losses or expenses resulting from the discovery of adverse information regarding the Membership Interests or the Property. In the event this Agreement is terminated for any reason, Buyer shall restore the Property to the extent of any physical change or damage made as a result of the conduct of any inspection or investigation of the Property by Buyer or Buyer’s agents, representatives or contractors to substantially the same condition that existed immediately prior to Buyer’s inspection and investigation. Any provision to the contrary herein notwithstanding, the provisions of the previous two sentences shall survive termination of this Agreement for any reason for a period of three (3) months and control over any provisions to the contrary herein.

6.5    Buyer’s Termination Right. If Buyer exercises the right to terminate this Agreement in accordance with Sections 6.3 (including without limitation for any New Title Matter) or 6.4 hereof, this Agreement shall terminate as of the date the termination notice is given by Buyer (except as to such matters that are expressly specified to survive the termination of this Agreement), and Escrow Holder shall return the Deposit to Buyer. If Buyer does not exercise the right to terminate this Agreement in accordance with Sections 6.3 or Section 6.4 hereof, this Agreement shall continue in full force and effect and the Deposit shall become non-refundable except as provided in Section 3.1 above.
6.6    Contracts. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing as to which of the Contracts Buyer elects to have continue after Closing, in Buyer’s sole and absolute discretion. For those Contract(s) which Buyer has not agreed to have continue after Closing, Property Owner, to the extent acceptable to it in its sole and absolute discretion, shall notify the vendors under such Contracts of Property Owner’s election to exercise its termination rights under such Contracts, if any.
7.    REPRESENTATIONS AND WARRANTIES.
7.1    Seller’s Representations and Warranties. The representations and warranties of Seller in this Section 7.1 are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Membership Interests without such representations and warranties of Seller. Such representations and warranties shall survive the Closing for one (1) year. Seller represents, warrants and covenants to Buyer as of the date of this Agreement and as of the Closing Date as follows:
7.1.1    Each Seller is a limited liability company duly formed and validly existing under the laws of the State of Ohio and is in full force and effect under the laws of the State of Ohio. Each Seller has requisite power and authority to enter into this Agreement and to perform this Agreement, including, without limitation, all right, power and authority to assign, deliver and transfer the Membership Interests as provided by this Agreement. The execution, delivery and performance of this Agreement by each Seller has been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of each Seller, enforceable against Seller in accordance with its terms. There is no agreement to which each Seller or Property Owner is a party or, to Seller’s knowledge, that is binding on either Seller or Property Owner which is in conflict with this Agreement. At Closing, Seller will convey good and valid title to the Membership Interests to Buyer.
7.1.2    Each Seller is the record and beneficial owner of its respective Membership Interests. As of Closing, each Seller will own its Membership Interests free and clear of any right, claim, lien, encumbrance, pledge or hypothecation thereof or interest in favor of any other person. Neither Seller has granted to any person other than Buyer (or to Seller under the Organizational Documents, all of which shall be waived as of the Closing Date) any options, rights of first offer, rights of first refusal or any other agreement of any kind to purchase or otherwise acquire all or any portion of its Membership Interests. Except for the Organizational Documents, Property Owner is not a party to, and no Seller is a party to, any voting agreement, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any of the Membership Interests, or any agreements with respect to the transferability of any of the Membership Interests. The Membership Interests represent all of the rights, titles and interests Property Owner. There are no subscriptions, warrants, options, conversion rights or other agreements of any kind to purchase or otherwise acquire or sell any membership or other ownership interest in Property Owner. Property Owner has no subsidiaries.
7.1.3    The Organizational Documents (i) constitute all of the governing documents of Property Owner, and (ii) have not been amended or otherwise modified except as described on Schedule 5. Seller has delivered to Buyer on or prior to the date hereof true, correct and complete copies of the financial statements for Property Owner for the fiscal year ended December 31, 2011 and for the first quarter of the fiscal year 2012, which financial statements present all material assets and liabilities of Property Owner as of the dates thereof (the “Financial Statements"). The Financial Statements (including the notes thereto) have been prepared on a cash basis and present fairly, in all material respects, the financial condition of Property Owner for such periods. Property Owner has no material liabilities (including contingent or potential liabilities) and will have no material liabilities on the Closing Date not set forth on Schedule 6 attached hereto (the “Statement of Liabilities”) except for (i) liabilities reflected in the Financial Statements or (ii) commercially reasonable arm's length liabilities to third parties that have arisen after the date of the Financial Statements in the ordinary course of business. There has been no material adverse change in the financial condition of Property Owner as reflected in the Financial Statements since the date of the Financial Statements.
7.1.4    All federal, state and other applicable tax returns required to be filed by or with respect to Property Owner have been filed and all taxes that are due and payable by Property Owner have been paid. No deficiencies for federal, state or other applicable taxes have been claimed or assessed in writing against Property Owner by any governmental authority. There are no pending or, to the knowledge of Seller, threatened audits, investigations or claims for or relating to any liability in respect of federal, state or other applicable taxes, and there are no matters under discussion between Property Owner, Seller or any affiliate of Seller and any governmental authorities with respect to federal, state or other applicable taxes that would reasonably be expected to result in an assessment of federal, state or other applicable taxes against Property Owner. Complete copies of all federal income tax schedules and reports relating to Property Owner and all written reports received by Seller or Property Owner from any applicable governmental authority relating to examinations thereof have been (or will be as provided herein) delivered to Buyer. Neither Seller, nor to its knowledge, any other party has taken any action, or failed to take any action, that would cause Property Owner to be taxed as a corporation for income tax purposes.
7.1.5    There are no outstanding debts or liabilities between Property Owner and Seller or affiliates of Seller. Neither Seller nor any affiliate of Seller will have a contract, agreement or obligation to provide, or to cause to be provided, to Property Owner any products, services, equipment, facilities, or similar items after Closing, or any other agreement with Property Owner that will survive Closing.

7.1.6    Property Owner is a limited liability company duly formed and validly existing under the laws of the State of Ohio and is in full force and effect under the laws of the State of Ohio. Property Owner has requisite power and authority to carry on the business it currently conducts and to own, market, sell, lease and use the Property.
7.1.7    All of the Personal Property is described in Exhibit “B” attached hereto, which is a materially accurate and materially complete list of all tangible and intangible personal property owned by Property Owner relating to the ownership, management, operation, maintenance or repair of the Real Property. No tangible and intangible personal property relating to the ownership, management, operation, maintenance or repair of the Real Property is owned by Seller or any affiliate of Seller (other than Property Owner), other than intangible personal property owned by Seller or any affiliate of Seller (other than Property Owner) that does not relate exclusively to the Real Property and/or Property Owner but instead also relates to other property of Seller or such affiliate. All of the Personal Property is located at the Real Property. Except for the liens granted to Lenders (as hereinafter defined), which Seller shall cause to be removed from title at or before Closing pursuant to subsection 7.1.19 below, Property Owner has good title to the Personal Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, except for liens for taxes, assessments, reassessments and other charges of governmental authorities not yet due and payable (“Permitted Liens”).
7.1.8    All of the Leases are described in Schedule 1 attached hereto, and there are no persons leasing, using or occupying the Real Property or any part thereof except the tenants under the Leases. All of the Contracts are described in Schedule 2 attached hereto, which is an accurate and complete list of all presently effective contracts, agreements, warranties and guaranties of Property Owner relating to the advertising, promotion, design, construction, ownership, management, operation, maintenance or repair of the Real Property. All of the Approvals are described in Schedule 3 attached hereto, which is an accurate and complete list of all presently effective building permits, certificates of occupancy, and other certificates, permits, licenses and approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Real Property. Except for Permitted Liens and the liens granted to Lenders (as hereinafter defined), which Seller shall cause to be removed from title at or before Closing pursuant to subsection 7.1.19 below, Property Owner has good title to the Leases, the Contracts and the Approvals, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever. To Seller’s knowledge, all of the copies of the documents delivered to Buyer pursuant to Section 6.1 hereof are accurate and complete copies of all originals of the documents described in Section 6.1 hereof and are the documents that Seller and Property Owner rely upon in the normal course of Seller's and Property Owner's business with respect to Property Owner and the Real Property, respectively. With respect to any reports prepared by third parties delivered pursuant to Section 6.1, such reports have been provided in good faith but without any representation or warranty as to the accuracy thereof except as provided in the previous sentence and that Seller (without any investigation or inquiry) has no reason to believe such reports to be inaccurate or misleading in any material respect. With respect to any operating statements delivered to Buyer pursuant to Section 6.1, such operating statements are those that Seller and/or Property Owner relies upon for internal administration and accounting purposes and Seller has no reason to be them to be inaccurate or misleading in any material respect; provided, however, that Seller does not represent or warrant to Buyer that Buyer will be able to, or should be able to, operate the Property with similar results to those set forth in said operating statements.
7.1.9    Except as disclosed to Buyer, to the knowledge of Seller, the Leases are in full force and effect and the full current rent is accruing thereunder. The Leases have not been amended or modified except as disclosed in writing to Buyer. No monthly rent has been paid more than one (1) month in advance (except as otherwise expressly permitted or required pursuant to the terms of the Lease) and no security deposit or prepaid rent has been paid except as otherwise set forth in the rent roll delivered to Buyer. No tenant under the Leases is entitled to interest on any security deposit. The tenants, to Seller’s knowledge, have accepted possession of their respective premises under the Leases and all improvements and construction required to be performed by the landlord under the Leases have been completed in all material respects. Except as set forth on the rent roll delivered to Buyer, to the knowledge of Seller, there is no existing breach or default by the landlord or by any tenant under the Leases and, to Seller’s knowledge, the tenants have no defenses, claims or demands against the landlord, under the Leases or otherwise, which can be offset against rents or other charges due or to become due under the Leases. To Seller’s knowledge, no event has occurred or condition exists which, with or without notice or the passage of time, or both, would constitute a breach or a default by the landlord or by any tenant under the Leases. To Seller’s knowledge, Seller has received no written notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases. To the knowledge of Seller, no money is owed to any tenant for improvements or otherwise under the Leases (other than security deposits that may need to be returned to tenants) and no improvement, moving, relocation or other payment or credit of any kind is presently owed to any tenant under the Leases or is payable in the future under the Leases as such Leases are in effect as of the date hereof and on the Closing Date. There are no leasing commissions or other commissions, fees or compensation presently owed with respect to any of the Leases or payable in the future under the Leases as such Leases are in effect as of the date hereof and on the Closing Date. Except for Permitted Liens or liens granted to Lenders, which Seller shall cause to be removed from title at or before Closing pursuant to subsection 7.1.19 below, Seller has not assigned, transferred, pledged or encumbered in any manner any of the Leases or any rents or other amount payable by any tenant thereunder. To Seller’s knowledge, the information contained in the rent roll attached hereto as Schedule 4 is true and complete in all material respects.
7.1.10    To Seller’s knowledge, Seller has no reason to believe that the roof, foundation and other structural elements of the improvements, and the elevator, mechanical, electrical and life safety systems of the improvements, are not in good working order and repair (subject to normal wear and tear). To Seller’s knowledge, the Approvals have been duly and validly issued, are in full force and effect, and are all of the certificates, permits, licenses and approvals that are required by law to own, operate, use and occupy the Real Property as it is presently owned, operated, used and occupied. To Seller’s knowledge, Seller and/or Property have no reason to believe that Property Owner has not fully performed, satisfied and discharged all of the obligations, requirements and conditions imposed on the Real Property by the Approvals.
7.1.11    Neither Seller nor Property Owner has received any written notice of any kind from any insurance broker, agent or underwriter that any noninsurable condition exists in, on or about the Real Property or any part thereof. Neither Seller nor Property Owner has received any written notice that the Real Property is in violation of any applicable building, earthquake, zoning, land use, environmental, antipollution, health, fire, safety, access and accommodations for the physically handicapped, subdivision, energy and resource conservation and similar laws, statutes, rules, regulations and ordinances or any covenants, conditions and restrictions applicable to the Real Property.
7.1.12    To Seller’s knowledge, there are no Hazardous Substances present in, on or under the Real Property or any nearby real property which could migrate in violation of applicable Environmental Laws to the Real Property, and to Seller’s knowledge, there has been no Release of any Hazardous Substances in, on or under the Real Property that requires cleanup or remediation by Property Owner pursuant to applicable Environmental Laws. Neither Seller nor Property Owner has ever used the Real Property or any part thereof, or to Seller’s knowledge has ever permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances in violation of applicable Environmental Laws. To Seller’s knowledge, no underground storage tanks of any kind are located at the Real Property. To Seller’s knowledge, the Real Property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply with all applicable Environmental Laws, and neither Seller, Property Owner, nor any person using or occupying the Real Property or any part thereof is violating any Environmental Laws. To Seller’s knowledge, Property Owner has all permits, licenses and approvals (which are included in the Approvals) required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property. To Seller’s knowledge, Seller is in compliance with all such permits, licenses and approvals, and to Seller’s knowledge, all such permits, licenses and approvals are in full force and effect. No written claim, demand, action or proceeding of any kind relating to any past or present Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property has been made or commenced, or is pending, or to Seller’s knowledge is being threatened or contemplated by any person. Seller shall not be deemed to have breached the foregoing representations and warranties with respect to the safe and lawful use and storage by Seller, any tenant or any other person of quantities of (i) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Property, and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws (collectively, the "Lawful Substances").
7.1.13    There is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending (including, without limitation, involving the federal Department of Housing and Urban Development) or to Seller’s knowledge threatened or being contemplated against or involving Seller or Property Owner relating to the Membership Interests, the Property or any part thereof. To Seller's knowledge, there are no outstanding Residual Claims. To Seller’s knowledge, there is no general plan, land use or zoning action or proceeding of any kind, or general or special assessment action or proceeding of any kind, or condemnation or eminent domain action or proceeding of any kind pending or threatened or being contemplated with respect to the Membership Interests, the Real Property or any part thereof. There is no legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes. To Seller’s knowledge, no supplemental real property taxes have been or will be levied against or assessed with respect to the Real Property or any part thereof based on any of the following that have occurred before the date of this Agreement: (x) any change in ownership, (y) any new construction, or (z) any other event or occurrence relating to the Real Property, except any such supplemental real property taxes as have been paid in full and discharged.
7.1.14    To Seller’s knowledge, all water, sewer, gas, electric, steam, telephone and drainage facilities and all other utilities required by law or reasonably necessary or proper and usual for the full operation, use and occupancy of the Real Property are installed to the boundary lines of the Real Property, are connected with valid permits, if required, and are adequate to service the Real Property and to allow compliance with all applicable laws, and the cost of installation and connection of all such utilities to the Property has been fully paid.
7.1.15    Seller is not “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
7.1.16    No withholding of tax or reporting will be required with respect to the sale of the Membership Interests by Seller.
7.1.17    Neither Seller nor Property Owner has made a general assignment for the benefit of its creditors, or has admitted in writing its inability to pay its debts as they become due, nor has Seller or Property Owner filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller or Property Owner.
7.1.18    Except for Hendricks & Partners, Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Membership Interests to Buyer or this Agreement.
7.1.19    Any loans with lenders with liens affecting the Membership Interests and/or the Property, including, without limitation, US Bank (collectively, “Lenders”), are currently in good standing and not in default, and Seller shall cause all lenders, including, without limitation, Lenders, to release such liens at the Close of Escrow.
7.1.20    Neither Seller nor Property Owner holds any “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA), of any “employee benefit plan” as defined in Section 3(3) of ERISA. As used herein “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

7.1.21    Neither Seller nor Property Owner is any of the following: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).
7.1.22    Property Owner owns no real property or personal property except for the Property. Seller owns no real or personal property located on or used in connection with the Property.
7.1.23    To Seller’s knowledge, all of the Seller Deliveries provided to Buyer are true and complete copies of such documents.
7.1.24    All employees of Property Owner or Property Owner's property manager employed at or in connection with the Property have been paid their respective salaries and any fringe benefits (including vacation and, if payable, sick leave) accruing through the date hereof and will be paid in full as of the Closing Date.
7.2    Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows:
7.2.3    Buyer is a corporation, duly formed, validly existing, and in good standing under the laws of the State of California.
7.2.4    Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or applicable governmental authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Buyer or other material agreement or instrument to which Buyer is a party or by which it is bound.
7.2.5    Except for Hendricks & Partners, Buyer has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the purchase of the Membership Interests or this Agreement.

7.2.6    Buyer is not any of the following: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).
8.    COVENANTS.
8.1    Seller. Seller covenants and agrees with Buyer as follows:
8.1.7    Between the date of this Agreement and the Closing Date, neither Seller nor Property Owner shall execute any additional lease affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Approvals in any respect without the prior approval of Buyer, which approval may not be unreasonably withheld by Buyer; provided, however, that any Leases which are either executed or renewed on a month-to-month basis or which are consistent with the current leasing practices of Property Owner, including, without limitation, current rental rates, shall be deemed to be automatically approved by Buyer, and provided further that any Contracts that are not terminable upon notice of thirty (30) days or less may be disapproved by Buyer in its sole and absolute discretion. Further, Buyer shall be deemed to have approved a proposed Lease if Buyer has not made an objection to such contract within two (2) Business Days of a receipt of a written request for approval. Further, Property Owner, in emergency situations or in situations that are critical to the operation of the Property, may enter into Contracts for goods and services without the approval of Buyer, provided that such Contracts must be terminable upon no more than thirty (30) days notice without payment of any penalty or fee. Between the date of this Agreement and the Closing Date, neither Seller nor Property Owner shall consent to any assignment or sublease requested by any tenant under any of the Leases without the prior approval of Buyer, which approval shall not be unreasonably withheld or delayed. Between the date of this Agreement and the Closing Date, Property Owner shall (i) manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business in accordance with Property Owner's existing practices (including, without limitation, maintenance of substantially the same advertising and marketing programs for the Real Property in effect as of the date of this Agreement), (ii) comply with the Approvals and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Real Property or the Personal Property consistent with past practice, (iii) consistent with past practice, keep the Leases, the Contracts and the Approvals in force, (iv) promptly give Buyer copies of all written notices received by Seller and/or Property Owner asserting any breach or default under the Leases or the Contracts or any violation of the Approvals or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Membership Interests, the Real Property or the Personal Property, and (v) consistent with past practice, perform when due all of Property Owner's obligations under the Leases, the Contracts and the Approvals in accordance with the Leases, the Contracts and the Approvals and all applicable laws. Between the date of this Agreement and the Closing Date, except to the extent consistent with past practice, neither Seller nor Property Owner shall (1) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Membership Interests or the Property or Seller’s ability to comply with this Agreement; (2) initiate or consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Real Property; (3) fail to pay when due and payable all taxes and other public charges assessed against the Membership Interests, the Property, Property Owner or Seller; (4) fail to keep current and free from monetary or material non-monetary default any and all secured financing against the Membership Interests or the Property; or (5) fail to pay in a timely fashion all proper bills for labor or services for work performed for or on behalf of Seller or Property Owner with respect to the Membership Interests or the Property. Between the date of this Agreement and the Closing Date, Seller and/or Property Owner shall keep in force property insurance covering all buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property insuring against all risks of physical loss or damage, subject to standard exclusions, in an amount equal to the actual replacement cost (without deduction for depreciation) of such buildings, structures, improvements, machinery, fixtures and equipment.
8.1.8    If, after the date of this Agreement but prior to the Closing Date, Seller or Property Owner obtains any information indicating that a Release occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Environmental Laws occurred at the Real Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received, after the date of this Agreement but prior to the Closing Date, by Seller or Property Owner from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller or Property Owner, after the date of this Agreement but prior to the Closing Date, to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property. Seller shall not be deemed to have breached the foregoing covenants with respect to Lawful Substances.
8.1.9    Seller shall use commercially reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Seller in Section 7.1 hereof to be true and correct on and as of the Closing Date.
8.1.10    Seller shall promptly notify Buyer in writing of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller, Property Owner, the Membership Interests or the Property which is instituted after the date hereof, other than eviction or unlawful detainer actions that will be completed (or are expected to be completed) prior to Closing.
8.1.11    Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, (i) that may be suffered or incurred by Buyer if any representation or warranty made by Seller in Section 7.1 hereof was untrue or incorrect in any material respect when made or that may be caused by any breach by Seller of any such representation or warranty in any material respect, (ii) that may be suffered or incurred by Buyer or Property Owner as a result of Seller’s breach of the covenants contained herein in any material respect, (iii) that may be suffered or incurred by Buyer or Property Owner (but in each and every instance with respect to this subsection (iii), only to the extent paid or payable to a third party unaffiliated with Buyer) as a result of (a) fraud or misappropriation or misapplication of funds of Property Owner committed by Seller or any of its affiliates, (b) entering into, terminating or otherwise modifying any material contract to which Property Owner is a party by Seller or any of its affiliates in violation of the Organizational Documents, (c) theft by Seller or any of its affiliates, (d) gross negligence of Seller or any of its affiliates, (e) any other intentional misconduct, breach of a fiduciary duty or illegal acts not set forth above, or (f) any Residual Claims, and (iv) arising from or based on any failure by Seller to perform all obligations of Seller in accordance with the Leases, the Contracts or the Approvals before the Closing Date or any breach, default or violation by Seller or Property Owner (or any event by Seller or Property Owner or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Seller or Property Owner) under the Leases, the Contracts or the Approvals that occurs before the Closing Date, or any condition, event or circumstance relating to the Membership Interests or the Real Property that existed or occurred before the Closing Date, or any personal injury or property damage occurring in, on or about the Real Property before the Closing Date, except to the extent any such breach, default or violation under this subsection (iv) relates to the physical or environmental condition of the Property except to the extent such arising under this Agreement as a result of a breach of a representation or warranty by Seller in any material respect, a material default by Seller or an indemnification obligation of Seller, each as and to the extent expressly provided in this Agreement. Any claim of Buyer in connection with said indemnities shall be made within one (1) year after the Closing or shall automatically be null, void and of no force or effect whatsoever, and Buyer’s remedies for any such claim shall be limited to recovery of damages not to exceed TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00); provided, however, that there shall be no such monetary limitation on Buyer’s damages in connection with any third party personal injury claims and further provided that there shall be no right to bring an action against Seller for such claim until the aggregate amount of all liability and losses arising out of such breach, default or violation exceeds FIVE THOUSAND AND 00/100 DOLLARS ($5,000.00). Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Buyer has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Buyer was provided with written notice from Seller of such breach in accordance with Section 17 of this Agreement, and Buyer nevertheless consummates the transaction contemplated by this Agreement.
8.1.12    Between the date of this Agreement and the Closing Date, neither Seller nor Property Owner shall in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Membership Interests, the Property or any part thereof or interest therein.
8.1.13    Between the date of this Agreement and the Closing Date, and other than as expressly approved or consented to by Buyer, Property Owner will not incur any obligations, or liabilities (contingent or non-contingent) for any long-term leases or unusual forward or long-term commitments.

8.1.14    Seller shall pay all commissions, fees and expenses due to Hendricks & Partners in respect of the sale of the Membership Interests to Buyer or this Agreement. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Seller in connection with this Agreement or the consummation of the transaction contemplated hereby. The indemnification obligations of Seller set forth in this Section 8.1.6 shall survive the Closing or the termination of this Agreement for any reason for a period of one (1) year.
8.1.15    Neither Seller shall dissolve its existing entity and shall remain validly existing and in good standing under the laws of the State of Ohio during the period commencing on the date of this Agreement and ending on the date that is one (1) year after the Closing Date; provided, however, that if Buyer gives Seller written notice of a claim under this Agreement on or before the expiration of such period, such covenant shall extend until the date such claim has been finally resolved as agreed to by Buyer and Seller or as determined by a court of competent jurisdiction. During the foregoing period, Seller shall retain TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) from the Purchase Price in an escrow account for the sole purposes of paying (i) any post-closing prorations under Section 9 below and (ii) any indemnity claim to Buyer under this Agreement.
8.2    Buyer. Buyer covenants and agrees with Seller as follows:
8.2.1    All representations and warranties made by Buyer in Section 7.2 hereof shall survive the Closing for a period of one (1) year. Buyer shall use commercially reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Buyer in Section 7.2 hereof to be true and correct on and as of the Closing Date. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in Section 7.2 hereof was untrue or incorrect in any material respect when made or that may be caused by any breach by Buyer of any such representation or warranty.
8.2.2    Subject to Seller’s representations, warranties and covenants set forth in Section 7.1 above, Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on any failure by Buyer to perform all obligations of Buyer in accordance with the Leases or the Contracts arising or accruing on or after the Closing Date and during Buyer’s ownership of the Membership Interests or any breach, default or violation by Buyer (or any event by Buyer or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Buyer) under the Leases or the Contracts that occurs on or after the Closing Date and during Buyer’s ownership of the Membership Interests except to the extent that such claims, demands, liabilities, losses, damages, costs and expenses arise out of or relate to the physical or environmental condition of the Property.

9.    ADJUSTMENTS AND PRORATIONS.
9.1    Generally. All taxes (including, without limitation, real estate taxes and personal property taxes), collected rents, laundry income, parking income, furniture rental, charges for utilities (including water, sewer, and fuel oil) and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums) shall be prorated as of 11:59 pm the day prior to the Date of Closing. If the amount of said taxes, assessments, rents, income, costs, charges, etc. is not known at such time, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as reasonably practical after the new amounts can be ascertained (which is expected to be in December 2012 upon receipt of the regularly scheduled tax bill, which tax bill shall be deemed to be final notwithstanding any appeal thereof by Buyer); provided, however, (i) the prorated amount for Seller's portion of the real estate taxes paid at Closing shall be Two Hundred Thousand and no/100 Dollars ($200,000) and shall be re-apportioned based upon receipt of said December 2012 tax bill, with Buyer paying to Seller, or Seller paying to Buyer, as applicable, the difference between said $200,000 and the actual amount that would have been paid if said December 2012 tax bill had been received prior to the Closing Date, and (ii) to the extent that the Property is re-assessed for real estate tax purposes solely as a result of the acquisition by Buyer of the Membership Interests as provided in this Agreement, then Buyer shall be responsible for 100% of such re-assessment even if such re-assessment increased the taxes payable with respect to periods prior to the Closing Date. On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller or Property Owner, if any, at no additional cost to Buyer. All cash that Property Owner has on-hand as of 11:59 pm the day prior to the Closing Date will be paid to Seller at the Closing. Seller’s insurance policies will not be assigned to Buyer; it being understood that Seller will have no responsibility for maintaining any insurance policies with respect to the Property and Property Owner for any period from and after the Closing.
9.2    Rental Income. Rental income from the Property shall be prorated as of 11:59 pm the day prior to the Closing Date. Non-delinquent rents shall be prorated as of 11:59 pm the day prior to the Closing Date. Rents delinquent as of such time, but collected later, shall be prorated as of 11:59 pm the day prior to the Closing Date when collected. Rents collected after the Closing Date from tenants whose rental was delinquent at the Closing Date shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent at the Closing Date. Rents collected after the Closing Date to which Seller is entitled shall be promptly paid to Seller. For a period of sixty (60) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent as of the Closing Date with no obligation to incur any expenses or commence litigation to collect such rents. Commencing as of sixty one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Closing Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Buyer’s or Property Owner's operation of the Property. With respect to security deposits, if any, that have not been applied to defaults pursuant to the terms of the Leases, Buyer shall receive credit therefor at Closing. Any leasing commissions with respect to the Leases shall be the sole responsibility of Seller, and shall be paid or discharged fully at or prior to Closing.
9.3    Proration Period. If any of the items subject to proration hereunder cannot be prorated because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Close of Escrow are discovered subsequent to the Close of Escrow, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Close of Escrow and the proper party reimbursed.
9.4    Rent Ready. Not more than forty-eight (48) hours prior to the Closing Date, a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether any of such unoccupied rental units are in “rent ready” condition. With respect to any rental unit which is vacated on or before five (5) days prior to Closing, Seller shall, at Seller’s option, either (i) make such unoccupied rental unit into a “rent ready” condition, or (ii) provide Buyer with a credit against the Purchase Price due at Closing in the amount of One Thousand Dollars ($1,000.00) per such unoccupied rental unit. With respect to any rental unit that is vacated later than five (5) days prior to Closing, Seller shall have no responsibility or liability to put such unoccupied rental unit into a “rent ready” condition, and Seller shall not have to compensate Buyer if such unit is not “rent ready” as of the Closing Date. “Rent ready” condition shall mean the Property Owner's current practice of placing units in “rent ready” condition.
10.    CLOSING DOCUMENTS.
10.1    Seller’s Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and/or deliver, as applicable, to Escrow Holder or Buyer prior to Closing the following documents other deliveries:
10.1.1    Assignment. An assignment and assumption of Membership Interests executed by Seller and Buyer in the form of attached Exhibit “D” (the “Assignment”);
10.1.2    Intentionally omitted;
10.1.3    Intentionally omitted;
10.1.4    Non-Foreign Certificates. Certifications that Seller is not a non-resident aliens (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder), each in the form of attached Exhibit “G”; and
10.1.5    Tenant Notices. Notices to the tenants under all Leases in the form of attached Exhibit “H”.
10.1.6    Affidavit(s). An affidavit(s) as to construction, debts, liens and parties in possession in the form customarily used by Title Company, certified to Buyer and Title Company,

identifying no construction, debts, liens or parties in possession (other than residential tenants disclosed to Buyer) that may affect the Membership Interests or the Property after the Closing Date.
10.1.7    Possession. Sole possession of the Membership Interests and the Property, subject to rights of tenants in possession as tenants only under the Leases, and of all books and records of Property Owner and any other property and assets of Property Owner in the possession or under the control of Seller.
10.1.8    Financial Statements. Financial statements for the period between January 1, 2012 and the most recent month ending at least 30 days prior to Closing, prepared in a manner substantially consistent with the preparation of the Financial Statements.
10.1.9    Waiver of Rights Under Organizational Documents. If requested by Buyer in writing, an executed waiver by Seller of any options, rights of offer, rights of first refusal or any other right of any kind to purchase or otherwise acquire all or any portion of the Membership Interests that is contained with the Organizational Documents.
10.1.10    Updated Rent Roll. A current rent roll for the Property in the form of the rent roll attached as Schedule 4.
10.2    Buyer’s Deliveries. Conditioned upon performance by Seller hereunder, Buyer shall execute and deliver to Escrow Holder prior to Closing the Assignment.
10.3    Other Closing Documents. Each party shall deliver to the other party or Escrow Holder such duly executed and acknowledged or verified certificates, affidavits, and other usual and customary closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or Escrow Holder or Title Company may reasonably request, and such conveyancing or transfer tax forms or returns, if any, as are required to be delivered by Seller or Buyer under applicable state or local law in connection with the conveyance of the Membership Interests. Each party shall deliver any additional documents that the other party or Escrow Holder or Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement; provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of such party or result in any new or additional obligation, covenant, representation or warranty of such party under this Agreement beyond those expressly set forth in this Agreement.
10.4    Closing Documents. All documents to be delivered to Escrow Holder pursuant to this Section 10 shall hereinafter be referred to as “Closing Documents”.
11.    COSTS. Seller shall pay the cost of the Title Commitment and any updates thereto, the cost of a standard ALTA Owner’s Policy of Title Insurance (the “Title Policy”), the costs of any endorsements to the Title Policy to the extent that such endorsements are necessary to cure any Title Objections that Seller agreed (or was required under the penultimate sentence of Section 6.3.1) to cure, and the cost of preparation of Seller’s Closing Documents. Buyer shall pay all real estate transfer taxes and documentary stamps (if any), the cost for any extended ALTA title insurance coverage, if desired, the cost of any endorsements to the title policy (if requested by Buyer), the cost of preparation of Buyer’s Closing Documents, and the cost of any updated survey, if desired. Seller and Buyer shall each pay one-half (1/2) of (i) Escrow Holder’s escrow fee (excluding charges assessed by Escrow Holder or Title Company for special services, which shall be paid by the party requesting or using such special services), and (ii) other closing costs. Each party shall pay its own attorney’s fees.
12.    CASUALTY OR CONDEMNATION. During the period from the Opening of Escrow through Closing, all risk of loss from fire or other casualty or condemnation shall be borne by Seller. If, before the Closing Date, (i) the improvements on the Real Property are materially damaged by any casualty, as reasonably determined by Buyer, or (ii) proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property, as reasonably determined by Buyer, Buyer shall have the right, by giving notice to Seller within twenty (20) days after Seller gives written notice of the casualty or condemnation to Buyer, to terminate this Agreement, in which event this Agreement shall automatically terminate and the Deposit shall be returned to Buyer. If, before the Closing Date, (a) the improvements on the Real Property are damaged by any casualty, but not in a material manner, (b) proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or (c) Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, one of the following shall occur, as applicable: (1) there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller (or Property Owner if collected prior to Closing) as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums reasonably expended by Seller (or Property Owner if expended prior to Closing) toward the restoration or repair of the Property, or (2) to the extent not theretofore received, the insurance proceeds or the condemnation award payable on account of the taking shall be assigned and transferred to Buyer and there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance deductible. Seller shall give notice to Buyer immediately after the occurrence of any damage to the improvements on the Real Property by any casualty or the commencement of any eminent domain proceedings. Buyer shall have a period of twenty (20) days after Seller has given the notice to Buyer required by this Section 12 to make the determination as to whether to terminate this Agreement. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section 12 and the period of twenty (20) days described in this Section 12 has expired. If necessary or appropriate for Buyer to evaluate its options or enforce its rights under this Section 12 following any damage to the Property, Seller shall promptly provide to Buyer on request a copy of Seller's or Property Owner's property insurance policies (or other applicable insurance policies) with respect to the Property.
13.    ATTORNEYS’ FEES. In any action to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to an award of its attorneys’ fees and costs.
14.    ASSIGNMENT. Buyer shall have the right, by giving notice to Seller before the Closing Date, to assign this Agreement or to have Seller convey, assign and transfer the Membership Interests at the Closing in accordance with this Agreement to any person or entity designated by

Buyer in such notice; provided, however, Buyer will not be relieved of its obligations hereunder upon such assignment.
15.    WAIVER. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.
16.    GOVERNING LAW. This Agreement shall be construed under the laws of the State of Ohio (without regard to the principles thereof governing conflicts of laws).
17.    NOTICES. All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address set forth below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

To Seller:
HMSREG, LLC
c/o Schottenstein Real Estate Group
2 Easton Oval
Columbus, OH 43219
Attention: Mr. Gary L. Schottenstein
Fax No.: 614-418-8920
Telephone: 614-418-8900

And

CSL Hillmeadows, Ltd.
c/o Capitol Square, Ltd.
34 South Third Street
Columbus, OH 43215
Attention: Mr. Christopher R. Ruess
Fax No.: 614-461-8714
Telephone: 614-461-5046

With Copy To: To Buyer:
Lape Mansfield & Nakasian LLC
9980 Brewster Lane, Suite 150
Powell, OH 43065
Attn: William E. Nakasian, Esq.
Fax No.: 614-467-3704
Telephone: 614-763-2314

Steadfast Asset Holdings, Inc.
18100 Von Karman, Suite 500
Irvine, California 92612
Attn: Ana Marie del Rio, Esq.
Fax No.: (949) 852-0143
Telephone No.: (949) 852-0700

With Copy To:	Katten Muchin Rosenman LLP 2900 K Street, NW North Tower – Suite 200 Washington, DC 20007 Attn; Virginia A. Davis, Esq. Fax No.: (202) 339-8244 Telephone No.: (202) 625-3602
18.    ENTIRE AGREEMENT. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.
19.    COUNTERPARTS; COPIES. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.
20.    AUTHORITY. The individual(s) executing this Agreement on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Agreement.

21.    RECORD ACCESS AND RETENTION.
21.1. Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, Property Owner or its property manager or accountants, to enable Buyer’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus one (1) prior calendar year. Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Membership Interests and/or the Property, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Property Owner's operating statements of the Property or Seller's statements of the Membership Interests, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller’s obligation to maintain its records for use under this Section 21.1 shall be an on-going condition to Buyer’s obligation to close Escrow, and Seller shall maintain its records for use under this Section 21.1 for a period of not less than one (1) year after the Closing Date. The provisions of this Section shall survive Closing.
21.2    As requested from time to time by Buyer in writing during the Due Diligence Period, in addition to the items delivered pursuant to Section 6.1, Seller promptly shall provide to Buyer access to or copies of all such requested documents and information in the possession of Seller, Property Owner or its property manager(s) respecting the Membership Interests and/or the physical condition, operation, leasing, management, maintenance or repair of the Real Property, and the right at the cost and expense of Buyer to inspect the same and make copies thereof, it being acknowledged that such rights of access and inspection and right to receive or make copies is given without any express or implied representation or warranty made by Seller in any respect except as otherwise provided in Section 7 of this Agreement.
Nothing in this Section 21 shall obligate Seller or Property Owner (or their accountants) to create, produce or otherwise obtain any information that does not currently exist.
22.    CONTRACT CONSIDERATION. The parties have bargained for and expressly agree that the rights and obligations of each party contained in this Agreement, including,

without limitation, Buyer’s obligation to deliver the Initial Deposit to Escrow Holder, constitute sufficient consideration for the other party’s execution, delivery and obligations under this Agreement, including without limitation, Buyer’s exclusive right to inspect and purchase the Membership Interests pursuant to this Agreement and all contingencies and conditions of Closing for the benefit of Buyer set forth in this Agreement.
23.    JURY TRIAL WAIVER. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR BUYER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.
24.    COUNSEL. EACH PARTY HERETO WARRANTS AND REPRESENTS THAT EACH PARTY HAS BEEN AFFORDED THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL OF ITS CHOICE IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT AND HAS HAD AMPLE OPPORTUNITY TO READ, REVIEW, AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT.
25.    EQUAL PARTICIPATION. SELLER AND BUYER HAVE PARTICIPATED EQUALLY IN THE PREPARATION OF THIS AGREEMENT, AND, THEREFORE, THIS AGREEMENT AND EACH PROVISION THEREOF SHALL NOT BE CONSTRUED IN FAVOR OF OR AGAINST ANY PARTY TO THIS AGREEMENT BY REASON OF ONE PARTY’S BEING DEEMED TO PREPARED THIS AGREEMENT OR IMPOSED SUCH PROVISION.
26.    IRS SECTION 1031 “LIKE-KIND EXCHANGE”.Should Seller intend to complete a like-kind exchange in accordance with Section 1031 of the Internal Revenue Code (“like-kind exchange”), Seller may enter into a like-kind exchange agreement with a third party exchange accommodation titleholder or qualified intermediary and, in connection therewith, assign its rights under this Agreement to said third party provided that said Agreement shall be binding upon the assignee in all respects as to the obligations to the Buyer.  Buyer hereby agrees to reasonably cooperate with Seller in the like-kind exchange without any cost, expense or liability to Buyer and without reduction or alteration of the rights of Buyer under this Agreement and with respect to Seller; provided, however that Buyer shall not be required to undertake any liability or obligation and provided further that such like-kind exchange does not extend the Closing Date or be a condition to Closing.  As part of such like-kind exchange, Seller shall convey the Membership Interests directly to Buyer and Buyer shall not be obligated to acquire any other property or interests as part of such like-kind exchange.  Seller shall indemnify and hold Buyer harmless and defend Buyer from any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs) of any kind and nature in connection with Buyer’s cooperation with Seller to accomplish the like-kind exchange for benefit of Seller.  Nothing herein shall release Seller of any of the obligations or liabilities under this Agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

SELLER:

HMSREG, LLC,
an Ohio limited liability company

By:	/s/ Gary L. Schottenstein
Name:	Gary L. Schottenstein
Its:	Manger - Member

CSL HILLMEADOWS, LTD.,
an Ohio limited liability company

By:	/s/ Christopher R. Rvess
Name:	Christopher R. Rvess
Its:	VP and Treasurer

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:
Its:	Secretary

THE UNDERSIGNED HEREBY ACCEPTS THE FOREGOING PURCHASE AND SALE AGREEMENT AS OF AUGUST 8, 2012, AND AGREES TO ACT AS ESCROW HOLDER IN ACCORDANCE THEREWITH.

CLEAN TITLE, INC. DBA
HUMMEL TITLE AGENCY

By:	/s/ Jeffrey D. Meyer
Escrow Officer
Jeffrey D. Meyer
President

5

EXHIBIT "A"

20.908 ACRES

Situated in the State of Ohio, County of Franklin, City of Hilliard, lying in Virginia Military Survey Number 6642, being part of that 20.119 acre tract and part of that 29.5 tract conveyed as Tract 1, to Anderson Farms, LTD. by deed of reference in Instrument Number 200905080065782 and by deed of record in Official Record 34171J03, respectively (all references are to the records of the Recorder's Office, Franklin County, Ohio) and being more particularly described as follows:

Beginning, for reference, at Franklin County Geodetic Survey Monument Number 0020 RESET found at the centerline intersection of Alton and Darby Creek Road (width varies) and Roberts Road East (width varies), a southeasterly corner of Virginia Military Survey Number 6639, a southwesterly corner of said Virginia Military Survey Number 6642, being on the northerly line of Virginia Military Survey Number 6616 and being on the common line of Norwich and Brown Townships (Reference Franklin County Geodetic Survey Monument Number 1543 found North 06° 14' 42" West a distance of 2631.20 feet and reference Franklin County Geodetic Survey Monument Number 0019 found South 08° 09' 07" East a distance of 854.92 feet);

thence North 83° 53' 47" East, with the centerline of said Roberts Road East, the southerly line of said Virginia Military Survey Number 6642 and the northerly line of Virginia Military Survey Number 6616, a distance of 330.00 feet, to a railroad spike set at the southeasterly corner of that 0.518 acre tract conveyed to Homewood Corporation by deed of record in Instrument Number 200803050033792;

thence North 06°47'36" West, with the easterly line of said 0.518 acre tract, a distance of 50.00 feet to an iron pin set, being the TRUE POINT OF BEGINNING;

thence North 06° 47' 36" West, with the easterly line of said 0.518 acre tract and the easterly line of that 0.185 acre tract conveyed to Homewood Corporation by deed of record in Instrument Number 200803050033791, a distance of 212.21 feet, to an iron pin set at the northeasterly corner of said 0.185 acre tract;

thence South 84° 12' 46" West, with the northerly line of said 0.185 acre tract, the northerly line of that 0.435 acre tract conveyed to Homewood Corporation by deed of record in Instrument Number 200306190185928, and the northerly line of that 0.847 acre tract conveyed as Parcel Two to Homewood Corporation by deed of record in Official Record 27952B03, a distance of 267.50 feet to an iron pin set;

thence North 06° 14' 42" West, across said 20.119 acre tract, a distance of 511.21 feet, to an iron pin set on the southerly line of that 5.11 acre tract conveyed to Richard Mark See and Linda L. See by deed of record in Deed Book 3605, Page 262;

thence North 83° 13' 32" East, with the southerly line of said 5.11 acre tract and the southerly line of that 19.682 acre tract conveyed to Clyde W. Ross by deed of record in Deed Book 3155, Page 306, and partly across said 29.5 acre tract, (passing a 3/4 inch iron pipe found at 1219.20 feet, marking the southeasterly corner of said 19.682 acre tract), a distance of 1346.92 feet to an iron pin set;

thence South 02° 16' 56" East, continuing across said 29.5 acre tract, a distance of 742.30 feet to an iron pin set;

thence South 83° 53' 47" West, continuing across said 29.5 acre tract and across said 20.119 acre tract, a distance of 1026.04 feet to the TRUE POINT OF BEGINNING and containing 20.908 acres of land, of which 18.841 acres are out of parcel number 050-010847 and 2.067 acres are out of parcel number 050-010844.

20.908 ACRES

-2-

Iron pins set, where indicated, are iron pipes, thirteen sixteenths (13/16) inch inside diameter, thirty (30) inches long with a plastic plug placed in the top bearing the initials EMHT INC.

The bearings herein are based on the Ohio State Plane Coordinate System South Zone as per NAD83 (1986 Adjustment). Control for bearings was from coordinates of monuments FCGS 1543 and FCGS 0020 RESET, having a bearing of North 06° 14' 42" West, established by the Franklin County Engineering Department, using Global Positioning System procedures and equipment.

STATE OF OHIO ★ EDWARD J. MILLER 8250 REGISTERED ★ PROFESSIONAL SURVEYOR

EVANS, MECHWART, HAMBLETON, & TILTON, INC.

9/10/10

Edward J. Miller — Date

Professional Surveyor No. 8250

EJM:jrm/Sept 7, 2010
19_908 ac 20100937BNDY.doc

Together with a non-exclusive easement as contained in that certain Temporary Right of Way Easement by and between Schottenstein Homes, LLC to Hilliard Meadows Apartments, LLC of record in Instrument Number ______________________________, Official Records Franklin County, Ohio.

PRELIMINARY APPROVAL
Closure OK + Recorder
FRANKLIN COUNTY ENGINEERING DEPT.
DATE 14 Sep 10 BY: [signature]

EXHIBIT “B”

Personal Property Description
OFFICE/CLUBHOUSE/CAFE:
5-Office Chairs
3 Floor Mats
3 Decorative Glass Bottles
2-3-in-1 Copier/Fax/Printer
3 Phones
3 Computers
8 Lamps
1 Refrigerator
3 Flat Scree T.V.s
1 Couch
5 Chairs
2 Coffee Tables
1 Large Table/4 Chairs
3 End Tables(2small tables in bathrooms)
1 Bench
3 Sofa Tables
1 Small Frig in Cafe
1 Keurig Coffee Machine-Provided by Aramark
1 Microwave
2 Area Rugs
Map Table
Magazine Rack

1 Large Picture
1 Large Wall Clock
1 Large Recycling Basket

FITNESS CENTER:
2 Flat Screen T.V.s
3 Treadmills
20 Dumbells
1 Weight Bench
1 Lap/Row Machine
1 Duel Adjustable Pulley
1 Leg Extension Curl Machine
2 Upright Motion Bikes
2 Recumbent Bikes

POOL AREA:
1 Gas Grill
10 Side Tables
8 Dining Tables
20 Dining Chairs
60 Lounge Chairs
6 Bar Stools
4 Umbrellas and Bases

2 Waste Receptables
Fire Pit-1 Deep Seating Sofa and 1 Deep Seating Lounge Chair
1 Square Side Table
1 Ornate Dining Table
3 Large Ashtrays
2 Speakers(sound system)

MODELS:
3 Fully Furnished Models(Summit/Legacy/Estate)
Classic Model-Living area/kitchen only

EXHIBIT “C”
Due Diligence Documents
(it being understood and agreed that neither Seller nor Property Owner shall have any obligation to create, produce or otherwise obtain any information that does not currently exist or is not in their possession or control of, or are reasonably available to Seller or Property Owner)

	CONSTRUCTION / REHABILITATION	SELLER TO INDICATE IF DOES NOT EXIST OR LIMITATIONS
1	Plans & Specifications: Site plan and most current civil, landscape, architectural, structural mechanical, electrical and fire protection plans, including elevations
2	Construction contracts, if any	only to the extent warranties remain in effect
3
Current capital improvements with schedule (past 3 years or such lesser period as property owner has been in existence) and, if available, capital expenditure budget for next 3 years (or such lesser period as may be available)
Budgets for future periods do not exist
4	Warranties in effect, if any (construction, roof, mechanical equipment, etc.)
5	Copies of all licenses and permits, including business license (with expiration date & annual costs) and building permits (for any construction occurring within last 24 months)
Building permits will not be
provided to the extent Certificates
of Occupancy are provided and
then only if in Seller's possession
(i.e., Seller will not pull copies from
applicable governmental authority)

6	Certificate(s) of Occupancy for all buildings
7	List and description of tenant work in progress, if any
8	Copies of all governmental correspondence or notices pertaining to the property, including but not limited to building code, health code, zoning and fire code	Only to be provided with respect to matters that remain outstanding
9	Maintenance records/work orders (and, if available, water intrusion log), for past 12 months or such lesser period as property owner has been in existence	Will be made available for inspection at the Real Property.
10	Operation & Maintenance (O&M) Manuals, if any, for maintenance of equipment
FINANCIAL
1	Monthly operating statements, YTD & 3-year historical or such lesser period as property owner has been in existence (income statements and, if available, cash flow statements and balance sheets)
2	Year-end financial statements: Trailing-12 and, if available, audited statements, past 3 years or such lesser period as property owner has been in existence
3	Operating budget, current year and, if available, next year
4
Property tax bills and Assessment, current and past 3 years or such lesser period as property owner has been in existence, with proof of payment (including special assessments or districts and appeals)
Prior tax bills will be provided only if in Seller's possession (i.e., Seller will not pull copies from applicable governmental authority)
5	Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, YTD and past calendar year
6	List of utilities paid by Owner/Residents and list of account numbers
7	List of meters and required deposits (if any / typically for gas, electric, water, phone)
8	Security deposit/resident ledgers, current

EXHIBIT “C”

9	Name and version of accounting software
10	Tax returns, past 3 years or such lesser period as property owner has been in existence
11	Loan documents (full closing binder) - For loan assumptions only
12	REIT Property Services Questionnaire (form for completion attached hereto at end of Exhibit C)
13	General Ledger, prior year, most recent quarter-end and YTD (in Excel format if available)	No quarterly reports exist
14	Trial Balance, prior year, most recent quarter-end and YTD (in Excel format if available)	No quarterly reports exist
15	Bank Statements and Reconciliations, prior year, most recent quarter-end and YTD (monthly)	No quarterly reports exist
16	Cash Disbursement Journal, prior year, most recent quarter-end and YTD	No quarterly reports exist
17	Check Register, prior year, most recent quarter-end and YTD	No quarterly reports exist
18	Current Accounts Payable Aging Detail
19	Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection – current period only – Live Systems Report
20	Rent and expense selections, prior year, most recent quarter-end and YTD (25 respective selections to be made by Buyer’s independent REIT 3-14 auditors based upon items received for #12-16 above)
21
Payroll selections, prior year, most recent quarter-end and YTD (2-months of selections with detailed support to be made by Buyer’s independent REIT 3-14 auditors; detailed support to be requested may include inputs, timecards, reimbursement calculations, agreements or contracts as necessary, to support and recalculate the payroll amounts shown in the financial statements)

MANAGEMENT/LEASING/OPERATIONS
1
Monthly rent rolls, prior year and YTD, in Excel (format should include unit square footage, monthly rent, deposits, financial concessions, lease term, and extension options) – format previously provided by Seller is acceptable
Historical rent rolls do not exist
2	Market rent survey (comparison of subject w/other properties)	Only one that exists was previously provided by Broker
3	Occupancy history, monthly for past 3 years and current YTD
4	Current leases for all tenants with all available tenant correspondence files (including amendments/letters/agreements/default notices given or received)
5	Current or former lease selections, as the case may be, prior year and YTD (25 selections to be made by Buyer’ s independent REIT 3-14 auditors)
6	Current form of lease with all addenda
7	List of leases under negotiation or currently out for signature
8	Current tenant contact sheet (name, address, phone number)	Does not exist
9	Current staff list (names, titles, hire dates, salary, unit information)
10	Inventory of personal property on site, including items such as furniture, supplies, appliances
11	Property brochure
12	Current list of all vendors utilized at the property (name, function, contact information)
13	Copies of all operating and management service contracts, including but not limited to:
a. Advertising

EXHIBIT “C”

b. Alarm monitoring
c. Cable/TV (if none, please indicate so in writing)
d. Copier and any other equipment leases
e. Elevator, if applicable
f. Equipment leases (such as copier, etc.)
g. Fire extinguisher
h. Furniture rental, if applicable
i. HVAC
j. Janitorial services
k. Landscaping
l. Laundry, if applicable
m. Pest control
n. Phone (landlines, cell phones, pagers)
o. Pool
p. Property management agreement; indicate whether entity is related party for disclosure purposes
q. Security
r. Trash
PHYSICAL ITEMS
1	Property information, including number of pools, spas, dumpsters (with size), buildings, storage units, laundry rooms
2	Marketing photos , including aerial photos if available
3	Parking: indicate carport, garages, or open spaces and how many of each
4	Unit floor plans with sq. footage
5	List of model units, if any (apt. #, bedrooms, rent loss)
6	List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)
7	Current insurance certificates: Evidence of Commercial Property Insurance and Certificate of Insurance
8	Insurance loss run history, past 3 years or such lesser period as property owner has been in existence and YTD
9	Copies of insurance policies, past 3 years or such lesser period as property owner has been in existence
10	All existing third party reports, if available, including, but not limited to:
a. As-built ALTA Survey
b. Appraisal (if dated w/n 24 months)
c. Asbestos, if any
d. Engineering study or inspection (structural or otherwise)
e. Lead Based Paint report, if any
f. Mold, if any
g. Phase I Environmental
h. Physical Needs Assessment, if any
i. Operations & Maintenance (O&M) Plans, if any
j. Radon, if any

EXHIBIT “C”

k. Soils/Geotechnical
l. Termite
TITLE AND AGREEMENTS
1	Title Insurance Commitment and all recorded documents referenced therein
2	Zoning: any reports, compliance letters, maps, ordinances, amendments, CC&R’s, special use permits, etc.
3	Pending litigation information, if applicable
4	Any agreements impacting the property: city or county development agreements, bonds, etc.
5	Condo / Association documents, if applicable (articles of incorporation, bylaws, CC&R’s, Declaration of Horizontal Regime, etc.)

OTHER DOCUMENTS SPECIFIC TO MEMBERSHIP INTERESTS TRANSFER
1	Resolutions of the members of Seller authorizing the transaction and from any general partner (if applicable)
2	Incumbency certificates for the officers authorized to execute certain documents
3	Any minutes of meetings of the members or written consents in lieu of such meetings
4	Any letters from legal counsel delivered to auditors or any auditors reports
5	Confirmation that no changes in the accounting methods throughout the history of Seller have occurred
6	Any outstanding Power of Attorneys
7	Any governmental agency inquiry or reports, including, without limitation, from the EEOC, OSHA, or EPA.

REIT Property Services Questionnaire follows.

EXHIBIT “C”

REIT PROPERTY SERVICES QUESTIONNAIRE
MULTI-FAMILY APARTMENT PROPERTY

Property Information
Name of the property: ___________________________________________________
Location of the property: _________________________________________________
Description of the property: _______________________________________________ ______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Are the on-site employees employed by the owner or by the property manager? ______
______________________________________________________________________

Property Manager Information
Name of property management company: ____________________________________
Name of person completing this checklist and telephone and e-mail contact: _________
______________________________________________________________________

1.
Is the amount of any rent received under any lease of space in the property based or determined in full, or in part, on the “net” income or profits of the tenant or any other person? [Note: rents based on a fixed percentage or percentages of gross receipts or sales are not based on “net” income or profits.]

YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

EXHIBIT “C”

2.
Are there any leases where the FMV of the leased personal property (e.g., furniture, equipment, appliances, etc.) represents more than 15% of the total fair market value of both the real property and personal property that is leased under the lease?

YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

3.	Are there any leases in which the property owner owns, directly or indirectly, 10% or more of the ownership interests in the tenant?
YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

4.
Please indicate whether the property owner provides any of the following services to its tenants by checking the “Service Provided” box. Check the “Customary” box if the service is usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located. Also indicate (by checking “D” or “IK”) whether the owner provides the service directly through its employees (D) or indirectly by contracting with an independent contractor (IK) to provide the service. Check the “Separate Charge” box, if the owner separately bills and collects a charge for the service.

Service                Separate
Provided    Customary    D    IK    Charge

a.	Utilities (electricity, gas, water, sewer) ☐ ☐ ☐ ☐ ☐

b.	Air conditioning, heating, lighting ☐ ☐ ☐ ☐ ☐

c.	Telecommunication services (e.g., ☐ ☐ ☐ ☐ ☐
telephone, internet, cable, etc.)

EXHIBIT “C”

d.	Repair and maintenance of building ☐ ☐ ☐ ☐ ☐
and building systems

e.	Repair and maintenance of individual units ☐ ☐ ☐ ☐ ☐
HVAC, ceiling, floors, walls, appliances

f.	Security of building common areas, ☐ ☐ ☐ ☐ ☐
including security guards

g.	Fire protection and sprinkler systems ☐ ☐ ☐ ☐ ☐

h.	Key and security card replacements ☐ ☐ ☐ ☐ ☐

i.	Lock-out, lock changing service, rekeying ☐ ☐ ☐ ☐ ☐

j.	Grounds maintenance and landscaping ☐ ☐ ☐ ☐ ☐

k.	Janitorial/cleaning and maintenance ☐ ☐ ☐ ☐ ☐
of common areas

l.	Trash removal from designated locations ☐ ☐ ☐ ☐ ☐

m.	Washing exterior windows ☐ ☐ ☐ ☐ ☐

n.	Pest control ☐ ☐ ☐ ☐ ☐

o.	Provision of parking spaces ☐ ☐ ☐ ☐ ☐

p.	Organizing social activities ☐ ☐ ☐ ☐ ☐

EXHIBIT “C”

5.
Please indicate whether the property owner provides any of the following amenities to its tenants by checking the “Amenity Provided” box. Check the “Customary” box if the amenity is usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located.

Amenity
Provided    Customary

a.	Fitness center, health club ☐ ☐

b.	Locker facilities, showers ☐ ☐

c.	Towels ☐ ☐

d.	Other recreational facilities ☐ ☐

e.	Business center ☐ ☐

f.	Clubhouse, party room ☐ ☐

g.	Car wash area ☐ ☐

h.	Coin-operated laundry machines (through ☐ ☐
a lease/license with a vendor)

i.	Coin-operated vending machines (through ☐ ☐
a lease/license with a vendor)

j.	ATM (through ☐ ☐
a lease/license with a vendor)

k.	Pay telephone (through ☐ ☐
a lease/license with a vendor)

l.	Shoe shine booth (through ☐ ☐
a lease/license with a vendor)

m.	Mail and express mail drop boxes ☐ ☐

n.	Loading dock ☐ ☐

o.	Dry cleaning drop-off & pick-up location ☐ ☐

p.	CPR training, blood drives ☐ ☐

q.	Seasonal/holiday parties, events, displays ☐ ☐

If any services are provided in connection with the amenities (other than electricity and general maintenance and cleaning of the area where an amenity is located), please explain. For example, explain the duties of any attendants involved with the business center. Also indicate whether these services are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located.

EXHIBIT “C”

(Note: fitness centers and other recreational facilities are addressed in more detail in a following question.) ______________________________
__________________________________________________________________________________________________________________________________________________________________________________________________________________
______________________________________________________________________
______________________________________________________________________

EXHIBIT “C”

6.
Please indicate whether the property owner provides any of the following courtesies to its tenants by checking the “Courtesy Provided” box. Check the “Customary” box if the courtesy is usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located.

Courtesy
Provided    Customary

a.	Fax, copier ☐ ☐

b.	Loaning jumper cables, tools ☐ ☐

c.	Loaning vacuum cleaner, sports equipment ☐ ☐

d.	Accepting tenant’s packages, flowers ☐ ☐

e.	Notary public ☐ ☐

f.	Distribution of promotional materials ☐ ☐
for third party

If any special services are provided in connection with the courtesies, please explain. Also indicate whether any special services are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located. ___________________________________________________ ______________________________________________________________________
__________________________________________________________________________________________________________________________________________________________________________________________________________________
______________________________________________________________________

7.	Does the property owner provide maid service within any apartment unit (other than “corporate” or “guest” units which are addressed in the following question)?
YES ☐ NO ☐ (If yes, answer the remaining questions)
If “yes”, please explain who provides the maid service, and explain the contractual relationship pursuant to which the maid services is provided – e.g., whether the property owner or tenant contracts with the maid company. _____________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

EXHIBIT “C”

______________________________________________________________________
______________________________________________________________________

Are the maid services that are provided of a kind that are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located? YES ☐ NO ☐

Please provide (i) the estimated annual amount of income received or earned by the property owner that is attributable to the maid service (e.g., any separate charge received by the property owner for the service, or the amount of rents received by the property owner that is attributable to such service) and (ii) the estimated annual amount of direct costs incurred by the property owner in providing the maid service. Also provide the estimated annual gross revenue derived at the property. ________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

8.	Does the property owner lease “guest units” or “corporate units” where maid service, linen service and other services are provided within fully furnished units?
YES ☐ NO ☐ (If yes, answer the remaining questions)
If “yes”, please explain who provides the maid service and linen service, and explain the contractual relationship pursuant to which the maid and linen services are provided. Also identify all services provided that differ from services that are provided to a tenant of a regular unit._________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Are each of the maid and linen services and other services that are provided of a kind that are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located?
YES ☐ NO ☐

EXHIBIT “C”

Please provide (i) the estimated annual amount of income received or earned by the property owner that is attributable to the maid, linen and other services provided (e.g., any separate charge received by the property owner for such services, or the amount of rents received by the property owner that is attributable to such services) and (ii) the estimated annual amount of direct costs incurred by the property owner in providing the services. _______________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

9.	Does the property owner provide security services at the property?
YES ☐ NO ☐ (If yes, answer the remaining questions)
Are the security services (including duties of the security personnel) of a kind that are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located? YES ☐ NO ☐

Are the security services provided for the general property, and not include specialized security services for a particular tenant? YES ☐ NO ☐

10.
Does the property owner provide parking spaces to its tenants (other than by net leasing the parking facilities to an unrelated person, who in turn, operates the parking facilities as part of its own business)?

YES ☐ NO ☐ (If “yes”, answer the remaining questions)
Check the box or boxes that describe the parking facilities (check more than one box if applicable):

•	Open lot or garage (circle one) with no gated entry

•	Open lot or garage (circle one) with gated entry

•	Open lot or garage (circle one) with gated entry and cashier / parking attendant on duty

•	Reserved parking

•	Public parking available for a hourly, daily or monthly charge

Are the parking facilities located in or adjacent to the property, and are the parking facilities appropriate in size for the number of tenants and their guests, customers, and subtenants who are expected to use the facilities? YES ☐ NO ☐

EXHIBIT “C”

Does the property owner provide any services in connection with the parking facilities (other than maintenance, repair, and lighting of the facilities)? YES ☐ NO ☐

If “yes”, please explain. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Are the services provided in connection with the parking facilities of a kind that are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located? YES ☐ NO ☐

Do tenants make separate payments for the use of parking spaces? YES ☐ NO ☐

Are certain parking spaces reserved for use by particular tenants? YES ☐ NO ☐

If “yes”, are recurring functions unique to the reserved parking spaces (other than assigning and marking such spaces), such as towing illegally parked cars, performed by an independent contractor? YES ☐ NO ☐

Are parking attendants provided at the parking facilities to facilitate parking by the general public for a parking fee? YES ☐ NO ☐

If “yes”, are the parking attendants employed by an independent contractor who operates the parking facilities under a management agreement with the property owner?
YES ☐ NO ☐

Are the services provided by the independent contractor usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located? YES ☐ NO ☐

If the independent contractor provides any services (other than maintenance, repairs, and cleaning of the parking facilities; collecting parking fees; parking cars to achieve the maximum capacity of the parking facility or for reasons of safety or security) please describe (e.g., indicate if the independent contractor provides or arranges for automobile detailing, washing, oil changes and repairs etc.). ________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

EXHIBIT “C”

Are these additional services provided by the independent contractor usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located? YES ☐ NO ☐

11.
Are all repair and maintenance services provided within the individual units (e.g., repairs and maintenance of HVAC, plumbing, walls, ceilings, doors, floors, and appliances) of a kind that are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located?

YES ☐ NO ☐ (answer the remaining questions)
Are there any other services provided within a unit (excluding repair and maintenance services described above and maid and other services addressed in the preceding two questions)?

If “yes”, please describe the additional services provided. ________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
____________________________________________________________________________________

Are each of these additional services provided of a kind that are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located? YES ☐ NO ☐

12.	Does the property owner provide coin-operated laundry machines and vending machines?
YES ☐ NO ☐ (If yes, answer the remaining questions)
Does the property owner lease/license space to the owner of the laundry and vending machines and receive rental/license fees that are not based on “net” income?
YES ☐ NO ☐

Does the property owner provide any services other than electricity and cleaning and maintenance of the area where the equipment is located? YES ☐ NO ☐

If “yes”, please describe the additional services provided. ________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

EXHIBIT “C”

______________________________________________________________________
______________________________________________________________________

Are each of these additional services provided of a kind that are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located? YES ☐ NO ☐

Does the property owner own any of the laundry or vending machines?
YES ☐ NO ☐

If “yes”, please provide details of what is owned. ______________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

13.
Has the property owner entered into agreements (generally a license or lease agreement) with telecommunication providers that permit the providers to wire the building and provide telecommunication services (e.g., telephone, cable, internet, data transmission, etc.) to tenants pursuant to which the property owner receives fees, or does the owner otherwise directly provide telecommunication services (specify which applies)?

YES ☐ NO ☐ (If “yes”, answer the remaining questions)
If the owner directly provides telecommunication services to its tenants, please explain the arrangement. ________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Are the telecommunications services offered to the tenants of the type usually and customarily offered or provided to tenants of similar class properties located in the same geographic market in which the property is located?
YES ☐ NO ☐

14.	Does the property owner provide any “concierge” services (e.g., ordering food, running errands, making restaurant reservations, ordering theatre tickets, picking up dry cleaning, etc.) to the tenants?

EXHIBIT “C”

YES o NO £
If “yes”, please describe the type of concierge services provided and by whom (employees or independent contractor). ______________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Are each of the concierge services of the type usually and customarily offered or provided to tenants of similar class properties located in the same geographic market in which the property is located? YES ☐ NO ☐

Please provide (i) the estimated annual amount of income received or earned by the property owner that is attributable to the concierge services provided (e.g., any separate charge received by the owner for such service, or the amount of rents received by the property owner that is attributable to such service) and (ii) the estimated annual amount of direct costs incurred by the property owner in providing the concierge services. ____
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

15.	Does the property owner provide a fitness center or other recreational facilities at the property?
YES o NO o
If “yes”, please describe the type of fitness center or other recreational facilities provided at the property (e.g., fitness center, gym, basketball court, swimming pool, etc.). __________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

EXHIBIT “C”

Are the recreational facilities and equipment provided therein of the type usually and customarily offered or provided to tenants of similar class properties located in the same geographic market in which the property is located? YES ☐ NO ☐

Do tenants pay a fee to use any facility or is any facility open to non-tenants for a fee? YES ☐ NO ☐

If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Does the property owner provide any services in connection with the facilities (other than electricity, lighting, and cleaning and maintenance) including for example, any attendants on site proving fitness instruction or other services? YES ☐ NO ☐

If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Are these additional services of a type usually and customarily offered or provided to tenants of similar office properties located in the same geographic markets where the properties are located? YES ☐ NO ☐

Please provide (i) the estimated annual amount of income received or earned by the property owner that is attributable to these additional services provided (e.g., any separate charge received by the owner for such service, or the amount of rents received by the property owner that is attributable to such service) and (ii) the estimated annual amount of direct costs incurred by the property owner in providing these additional services. _______________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

EXHIBIT “C”

______________________________________________________________________
______________________________________________________________________

16.
Are there any services, amenities, or courtesies provided to tenants that are not of a kind usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located (“noncustomary services”) and that have not been identified in previous questions.

YES ☐ NO ☐
If “yes”, please describe. __________________________________________________ ______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

For each noncustomary service, please provide (i) the estimated annual amount of income received or earned by the property owner that is attributable to the noncustomary service (e.g., any separate charge received by the owner for such service, or the amount of rents received by the property owner that is attributable to such service) and (ii) the estimated annual amount of direct costs incurred by the property owner in providing the noncustomary service. Also provide the estimated annual gross revenue derived at the property. ____________________________________________ ______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

17.	Does the property owner provide any of the services listed below?
YES ☐ NO ☐ (If “yes”, please circle the services provided.)

•	Provision of food service (e.g., including a cafeteria) either directly or through a management agreement with a food service provider

•	Transportation services, shuttle bus

•	Day care or health care services

•	Full service conference center services

•	Secretarial services

•	Real estate brokerage

EXHIBIT “C”

•	Pick-up, shipping of goods, logistics

•	Interior design & decorating

•	Plant care/watering within tenant’s space

•	Assisting tenant in move-in/move-out

•	Coffee butler services

•	Automobile detailing, washing

•	Automobile oil change, repairs

If the property owner provides any of these services, and the services have not been reported as “noncustomary” services in Question #16, please describe details associated with the service, and provide (i) the estimated annual amount of income received or earned by the property owner that is attributable to the noncustomary service (e.g., the separate charge received by the owner for such service, or the amount of rents received by the property owner that is attributable to such service) and (ii) the estimated annual amount of direct costs incurred by the property owner in providing the noncustomary service. Also provide the estimated annual gross revenue derived at the property. ____
______________________________________________________________________
__________________________________________________________________________________________________________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________________________________________________________________________________________________

18.	Are there any other services, amenities, or courtesies offered or provided to tenants which have not been covered or identified in the previous questions?
YES ☐ NO ☐
If “yes”, please describe and indicate whether each service, amenity, or courtesy is usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located. ________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

19.	Does the property owner have a below fair market lease with any tenant (e.g., a restaurant, cafeteria, or health club tenant) at the property that is intended to

EXHIBIT “C”

subsidize the provision of that tenant’s services to other tenants at the property, or does the owner actually pay any subsidy to a tenant?
YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

20.	Are there any leases/licenses of property involving a term of less than 30 days?
YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

21.	Are you aware of any lease agreement with terms that are not usual, ordinary, and customary?
YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

22.
In cases where the property owner offers or provides any services by contracting with an independent contractor to provide such services, does the property owner receive or derive any income from the independent contractor – e.g., through the receipt of interest from a loan to such independent contractor, dividends from an investment in such contractor, rents from leasing space to such contractor, etc.? [Please consider whether a parking company that has been engaged to operate a parking facility is paying rents to the owner under a lease of a parking facility or other space at another property.]

YES ☐ NO ☐

EXHIBIT “C”

If “yes”, please describe __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

23.
In cases where the property owner offers or provides any services by contracting with an independent contractor to provide such service, does the property owner have any ownership interest in such independent contractor, or does the independent contractor have an ownership interest in the property owner, or are you aware of any other related-party ownership between the property owner and the independent contractor?

YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

24.	Does the property owner receive a fee, commission, incentive payments, or any other type of payment from any independent contractor that is providing services to the tenants?
YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Are the services that are provided by the independent contractor of a kind that are usually and customarily offered or provided to tenants of similar class properties in the same geographic market in which the property is located? YES ☐ NO ☐

25.	Does the property owner receive any amounts for selling any goods or services (other than tenant services addressed in the preceding questions) to its tenants or other parties?

EXHIBIT “C”

YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

26.
Does the property owner receive management fees for providing services to properties that are not owned by the property owner or properties that are only partially owned (e.g., through a partnership) by the property owner?

YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

27.	Are you aware of any other sources of property income not identified through the previous questions (e.g., referral fees from 3rd parties, advertising income, etc.)?
YES ☐ NO ☐
If “yes”, please describe. __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

28.	Has the property owner made any loans to a tenant, vendor, or other parties or otherwise received a promissory note?
YES ☐ NO ☐
If “yes”, please describe __________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

EXHIBIT “C”

______________________________________________________________________

EXHIBIT “C”

EXHIBIT “D”
Form of Assignment
MEMBERSHIP INTERESTS ASSIGNMENT AND ASSUMPTION
THIS MEMBERSHIP INTERESTS ASSIGNMENT AND ASSUMPTION (this “Assignment”) is made and entered into effective for all purposes and in all respects as of the ___ day of _______, 2012, by and between HMSREG, LLC, an Ohio limited liability company, and CSL HILLMEADOWS, LTD., an Ohio limited liability company (collectively, “Assignor”) and [_____________] (“Assignee”).

RECITALS:

A.    Assignor is the owner of 100% of the membership interests (“Membership Interests”) in HILLIARD MEADOWS APARTMENTS, LLC, an Ohio limited liability company (the “Company”), the fee simple property owner of that certain land with a multifamily residential project commonly known as Hilliard Summit, consisting of 208 units situated thereon, located at 6357 Meadows Way, Hilliard, Ohio 43026. The Company exists as of the date hereof as an Ohio limited liability company pursuant to that certain Certificate of Formation filed with the Secretary of State of the State of Ohio on [___________], and is governed by that certain Limited Liability Company Agreement of Hilliard Meadows Apartments, LLC, dated as of [___________] (as may be amended, the “Operating Agreement”).

B.    Assignor is the sole member of the Company and owns all of the limited liability company interests in the Company.
C.     Assignor is conveying various assets to Assignee on even date herewith (including, without limitation, the “Assigned Interest” (as hereinafter defined)) pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of August __, 2012, by and between Assignor and Assignee (as may be amended from time to time, the “Purchase Agreement”).
D.    In connection with the transactions described above and in the Purchase Agreement, Assignor desires to transfer and assign to Assignee the Assigned Interest effective as of the date hereof, and Assignee desires to accept the transfer and assignment of the Assigned Interest upon the terms and conditions provided herein.
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, it is hereby agreed as follows:
Section 1.Definitions. As used herein, the term “Assigned Interest” means all of the Membership Interests in the Company held by Assignor, and all rights, title and privileges of Assignor relating thereto, which also constitutes 100% of the “Percentage Interests” [confirm] (as such term is defined in the Operating Agreement), including, without limitation, all rights to all

EXHIBIT “D”

capital, profits, losses, allocations and distributions, and rights to vote and grant or withhold consents and other rights and privileges under the Operating Agreement and the Ohio Limited Liability Company Act appurtenant to Assignor's Membership Interests assigned hereby.
Section 2.Assignment and Acceptance. Assignor does hereby transfer, assign and deliver unto Assignee, and Assignee does hereby accept the transfer, assignment and delivery of, the Assigned Interest. Assignee hereby accepts the Assigned Interest and hereby assumes all obligations and liabilities arising or accruing in connection with the Assigned Interest from and after the date hereof.
Section 3.Joinder to Operating Agreement. By execution of this Assignment, Assignee shall be deemed joined as a party to the Operating Agreement and shall be bound by all of the terms and conditions thereof as if Assignee had executed the Operating Agreement. It is the intention of the parties that immediately after giving effect to the consummation of the transactions contemplated by this Assignment that Assignee shall be the sole member of the Company.
Section 4.Survival; Representations.    This Assignment is being delivered by Assignor and Assignee pursuant to Section 10.1.1 and 10.2 of the Purchase Agreement, respectively, and is given in accordance with the requirements of the Purchase Agreement. The obligations of the parties thereunder, including any representations and warranties made by the parties therein, shall survive the closing of the transaction of the Purchase Agreement as provided therein.
Section 5.Incorporation of Recitals. The recitals set forth herein are hereby incorporated by reference and made a part of this Assignment.
Section 6.Further Assurances. Each of the parties agrees to and shall execute and deliver further assurances of the transfer, assignment and delivery of the Assigned Interest, and the acceptance and assignment of the same, as the other party shall reasonably request to effectuate the terms of this Assignment.
Section 7.Interpretation. This Assignment shall be governed and construed in accordance with the internal laws of the State of Ohio, without regard to conflicts of interest considerations.
Section 8.Miscellaneous. The captions in this Assignment are inserted for convenience only, and do not define, describe or limit the scope or intent of this Assignment or the provisions hereof. Assignor and Assignee agree that this Assignment shall be interpreted and construed in accordance with its plain meaning and without reliance upon, or implication, inference or assumption arising from, the fact that this Assignment may have been drafted, in whole or in part, for or on behalf of any party hereto. This Assignment represents the parties’ entire understanding with respect to its subject matter and supersedes all prior communications, understandings and agreements with respect thereto. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the

EXHIBIT “D”

remainder of this Assignment or the application of such term or provision to the persons or circumstances other than those as to which are held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

EXHIBIT “D”

IN WITNESS WHEREOF, the parties have executed this Assignment effective as of the date first written above.

ASSIGNOR

HMSREG, LLC,
an Ohio limited liability company

By:
Name:
Its:

CSL HILLMEADOWS, LTD.,
an Ohio limited liability company

By:
Name:
Its:

ASSIGNEE

[__________________]

By:
Name:
Its:

EXHIBIT “D”

EXHIBIT “E”
Intentionally omitted

EXHIBIT “E”

EXHIBIT “F”
Intentionally omitted

EXHIBIT “F”

EXHIBIT “G”
Form of Non-Foreign Certificate
CERTIFICATE OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _________________________ (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by ____________________________ (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:

1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor’s U.S. employer identification number is _____________; and
3.    Transferor’s office address is _________________________________________.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of Transferor.
Dated as of ____________________, 2012.

__________________________________ By: Name: Title:

EXHIBIT “G”

EXHIBIT “H”
Form of Tenant Notice

[**DATE**]

TO:	All Valued Residents of Hilliard Summit

Re:    Notice of Change of Address

This letter is to notify you of a change with respect to Hilliard Summit, [**ADDRESS**], Hilliard, Ohio (“Property”).

You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to Hilliard Summit and mailed to [**COMMUNITY LEASING OFFICE ADDRESS**]. In addition, all questions or other matters regarding your lease should be directed to the property manager at [**COMMUNITY LEASING OFFICE PHONE NUMBER**].

Thank you for your cooperation.

Very truly yours, HILLIARD MEADOWS APARTMENTS, LLC, an Ohio limited liability company By: Name: Its:

EXHIBIT “H”

SCHEDULE 1

LEASES

[INTENTIONALLY OMITTED]

Schedule 2 - Contracts/Agreements for Hilliard Summit

DATE ENTERED	PARTY	PARTY	COMMUNITY
	Advertising		
8/1/12	Apartment Finder	Schottenstein Real Estate Group	Hilliard Summit
	Alarm Monitoring		
MTM	Mid Ohio Prewire, Inc.	Hilliard Summit	Hilliard Summit
	Cable		
8/4/11	Time Warner Cable	Hilliard Meadows Apartments, LLC	Hilliard Summit
	Internet		
5/8/12	Time Warner Cable Business Class	Hilliard Meadows	Hilliard Summit
	Copier Leases		
2011	Great America Leasing Corporation	Schottenstein Real Estate Group	Hilliard Summit
	Electric		
5/6/11	Nationwide Energy Partners	Hilliard Meadows Apartments, LLC	Hilliard Summit
	Water Meters		
5/6/11	Nationwide Energy Partners	Hilliard Meadows Apartments, LLC	Hilliard Summit
	Management Agreements		
12/15/10	Hilliard Meadows Apartments, LLC	Schottenstein Real Estate Group	Hilliard Summit
	Trash		
2011	Waste Management of Ohio, Inc.	Hilliard Meadows Apartments, LLC	Hilliard Summit
Construction Contracts - Hilliard Meadows Apartments, LLC			**Hilliard Summit**
10/13/11	Blendon Gardens	BriCor Development Corp.	Landscaping
4/22/11	Weisco Excavating, LLC	BriCor Development Corp.	Top Soil Re-spread
8/23/11	A J Asphalt	BriCor Development Corp.	Paving
3/28/11	LaLama Concrete Co, Inc	BriCor Development Corp.	Concrete
6/23/11	HWZ Contracting	BriCor Development Corp.	Lightweight Concrete
9/8/11	M.S. Distributors	BriCor Development Corp.	Stone
8/31/11	Cornerstone Fence Company	BriCor Development Corp.	Pool Fencing
4/19/11	Porter Drywall Inc.	BriCor Development Corp.	Drywall
5/9/11	Flooring Distributors	BriCor Development Corp.	Flooring
4/27/11	Moore Drywall and Paint	BriCor Development Corp.	Painting
8/31/11	Morrison Sign Company	BriCor Development Corp.	Site Sinage, Address Plaques, Entry Sign
6/15/11	Swan Freedom	BriCor Development Corp.	Mirrors, medicine cabinets, shelving, shower doors
7/8/11	Ferguson	BriCor Development Corp.	Appliances
6/15/11	MCL Window Coverings	BriCor Development Corp.	Window Blinds
8/31/11	Commercial Pools Inc.	BriCor Development Corp.	Swimming Pool
12/20/10	Design Fitness	BriCor Development Corp.	Pool Furniture, Exercise Equipment
3/25/11	M J Baumann Company	BriCor Development Corp.	Plumbing
4/8/11	Northtowne Heating	BriCor Development Corp.	Heating & Cooling

Schedule 2 - Contracts/Agreements for Hilliard Summit

DATE ENTERED	PARTY	PARTY	COMMUNITY
5/13/11	Contract Lumber South, Inc.	BriCor Development Corp.	Rough Lumber
7/7/11	Masco Cabinetry, LLC	BriCor Development Corp.	Cabinets
5/9/11	Moellering Industries	BriCor Development Corp.	Counter Tops & Window Sills
4/18/11	Edwards/Mooney & Moses	BriCor Development Corp.	Insulation
5/31/11	Donley Gutter Company	BriCor Development Corp.	Gutters & Downspouts
4/26/11	Alside - Installed Sales Solutions	BriCor Development Corp.	Vinyl Siding
4/26/11	Alside - Installed Sales Solutions	BriCor Development Corp.	Windows and Sliders
6/16/11	Hamilton Parker Company	BriCor Development Corp.	Garage Doors and Openers
4/25/11	Romanoff Electric Residential	BriCor Development Corp.	Electric
9/15/11	Ohio Mesh Technologies	BriCor Development Corp.	WIFI
6/23/11	Capital Lighting	BriCor Development Corp.	Light Fixtures
7/11/11	Squeeky Clean Custom Cleaning, LLC	BriCor Development Corp.	Construction Cleaning
5/31/11	Mid Ohio Prewire/Crystal Clear Audio & Video	BriCor Development Corp.	Prewire, Security
6/13/11	Niklas Savko & Sons, Inc.	BriCor Development Corp.	Sitework
4/4/11	Bauer, Davidson & Merchant, Inc.	BriCor Development Corp.	Construction Staking

SCHEDULE 3

APPROVALS

TYPE OF APPROVAL	DATE ISSUED	EXPIRATION DATE	ISSUING AGENCY
Certificate of Occupancy - Final Permits	July 2012	None.	City of Hilliard*
Plats/Plans	1/21/2011	None.	City of Hilliard
Building Permit [only if recently constructed]	2011 and 2012	None.	City of Hilliard
Elevator Permit	N/A	N/A	N/A
Pool Permit	4/21/2011	None.	State of Ohio
Business License	N/A	N/A	N/A
Retention Pond Approval	1/21/2011	None.	State of Ohio

* No physical certificates available

SCHEDULE 4

RENT ROLL

[INTENTIONALLY OMITTED]

SCHEDULE 5

ORGANIZATIONAL DOCUMENTS

1.	Operating Agreement of Hilliard Meadows Apartments, LLC, dated December 17, 2010, between HMSREG, LLC and CSL Hillmeadows, Ltd.

2.	Articles of Organization of Hilliard Meadows Apartments, LLC filed with the Ohio Secretary of State as of November 19, 2010, bearing Document No. 201032600206.

SCHEDULE 6

STATEMENT OF LIABILITIES

None.